UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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☐      Preliminary Proxy Statement
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☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to §240.14a-12
PARKWAY PROPERTIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PARKWAY PROPERTIES, INC.
One Jackson Place
Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201
www.pky.com
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2010
To our Stockholders:
                Notice is hereby given that the 2010 Annual Meeting of Stockholders (the “Meeting”), of Parkway Properties, Inc. (the “Company”), will be held in the lobby of the Morgan Keegan Tower, 50 North Front Street, Memphis, Tennessee, at 2:00 p.m., Central time, on May 13, 2010 for the following purposes:
1.	To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

2.	To ratify the adoption of the 2010 Omnibus Equity Incentive Plan;

3.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year; and

4.	To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.
                All stockholders of record at the close of business on March 19, 2010 are entitled to notice of and to vote at the Meeting or any adjournment thereof.
                We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Meeting.

Mandy M. Pope
Executive Vice President, Interim Chief Financial Officer, Chief Accounting Officer and Secretary

Dated: April 1, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

PROXY STATEMENT

ABOUT THE MEETING	1
What is the purpose of the Meeting?	1
Who is entitled to vote?	1
Why didn’t I automatically receive a paper copy of the Proxy Statement, Proxy Card and Annual Report?	1
How can I get electronic access to the proxy materials?	2
Can I find additional information on the Company’s website?	2
How do I vote?	2
Will any other matters be voted on?	3
How many votes are needed to hold the Meeting?	3
How many votes are needed to elect the nominees for directors?	3
How many votes are needed to approve the 2010 Omnibus Equity Incentive Plan?	3
How many votes are needed to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year?	3
How are votes counted?	3
Can I change my vote after I have voted?	3
When are stockholder proposals to be included in the proxy material for the 2011 Annual Meeting of Stockholders due?	4
When are stockholder proposals to be introduced at the Meeting due if the proposal is not intended to be included in the proxy material for the 2011 Annual Meeting of Stockholders?	4
Who is soliciting the proxy and who pays the costs?	5
PROPOSAL 1 – ELECTION OF DIRECTORS	5
Nominees	5
BOARD GOVERNANCE	8
Independence	8
Stockholder Communication With the Board	9
Leadership Structure	9
Risk Oversight	9
Committees and Meeting Data	10
Nominating Procedures	11
Report of the Audit Committee	11
EXECUTIVE OFFICERS	12
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	13
Compensation Discussion & Analysis	13
Compensation Committee Report	17
Additional Information Regarding Executive Compensation	18
Potential Payments Upon Change in Control	20
Compensation of Directors	21
Compensation Committee Interlocks	22
Certain Transactions and Relationships	22
OWNERSHIP OF COMPANY STOCK	24
Security Ownership of Certain Beneficial Owners	24
Security Ownership of Management	24
Section 16(a) Beneficial Ownership Reporting Compliance	26
PROPOSAL 2 – APPROVE THE 2010 OMNIBUS EQUITY INCENTIVE PLAN	26
PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	30
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	31
OTHER MATTERS	32

i

April 1, 2010
PARKWAY PROPERTIES, INC.
One Jackson Place
Suite 1000
188 East Capitol Street
Jackson, Mississippi 39201
www.pky.com

PROXY STATEMENT

          The following information is furnished in connection with the Annual Meeting of Stockholders (the “Meeting”) of Parkway Properties, Inc. (the “Company” or “Parkway”), to be held on May 13, 2010 at 2:00 p.m., Central time, in the lobby of the Morgan Keegan Tower, 50 North Front Street, Memphis, Tennessee. This Proxy Statement, Annual Report, and Form of Proxy are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to stockholders on or about April 1, 2010.
ABOUT THE MEETING
What is the purpose of the Meeting?
          At the Meeting, stockholders will elect nine directors of the Company, vote to ratify the adoption of the 2010 Omnibus Equity Incentive Plan and vote to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year. In addition, management will report on the performance of the Company and respond to questions from stockholders.
Who is entitled to vote?
          The record holder of each of the 21,568,931 shares of Company common stock, par value $0.001 per share (“Common Stock”) outstanding at the close of business on March 19, 2010 are entitled to vote at the Meeting. The holders of Common Stock are entitled to one vote for each share of Common Stock on each matter submitted to a vote at a meeting of stockholders.
Why didn’t I automatically receive a paper copy of the Proxy Statement, Proxy Card and Annual Report?
          The Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy material to our stockholders on the Internet. In an effort to lower the costs of delivery of proxy materials, as well as to reduce the amount of paper utilized in the environment, we have elected to take advantage of these rules by only mailing materials to those stockholders that specifically request to receive a paper copy. All stockholders were mailed a Notice Regarding the Availability of Proxy Materials on or around April 1, 2010 that contained an overview of the proxy materials and explained several methods by which stockholders could view the proxy materials online or request to receive a copy of proxy materials via paper or email. There is NO charge for requesting a copy.

How can I get electronic access to the proxy materials?
          The Notice Regarding Availability of Proxy Materials includes a website address that will provide you with instructions regarding how to:
•	View our proxy materials for the Meeting on the Internet; and

•	Instruct us to send future proxy materials to you electronically by email.
Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.
Can I find additional information on the Company’s website?
          Yes. Our website is located at www.pky.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our code of conduct, corporate governance guidelines, charters of Board committees and reports that we file with the SEC. A copy of our code of conduct, corporate governance guidelines and each of the charters of our Board committees may be obtained free of charge by writing to Parkway Properties, Inc., One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201, Attention: Investor Relations.
How do I vote?
          You can vote in any one of the following ways:
•	You can vote by mail by requesting a paper copy of the proxy materials, which will include a proxy card, and by signing and dating your proxy card and mailing it in the postage-paid envelope that will be provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (i.e., for the nine nominees for election as Directors, for the proposal to ratify the adoption of the 2010 Omnibus Equity Incentive Plan and for the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year).

•	You can vote by telephone by requesting a paper copy of the proxy materials and following the “Vote by Phone” instructions on the proxy card. Stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustee or nominees.

•	You can vote electronically by using the Internet. You can access proxy materials and vote at www.proxyvote.com. To vote on the internet, you must have a shareholder identification number which was mailed to you on the Notice Regarding the Availability of Proxy Materials.

•	You can vote in person at the Meeting by delivering your completed proxy card or by completing a ballot available upon request at the Meeting. However, if you hold your shares in a bank or brokerage account rather than in your own name, you must obtain a legal proxy from your stockbroker in order to vote at the Meeting.
Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.

Will any other matters be voted on?
          We do not expect any other matters to be considered at the Meeting. However, if a matter not listed on the proxy card is legally and properly brought before the Meeting by a stockholder, the proxies will vote on the matter in accordance with their judgment of what is in the best interest of the Company. Under the Company’s Bylaws and SEC rules, stockholder proposals must have been received by March 15, 2010 to be considered at the Meeting. To date, we have received no stockholder proposals.
How many votes are needed to hold the Meeting?
          In order to conduct the Meeting, the presence, in person or by properly executed proxy, of the holders of shares of Common Stock entitled to cast a majority (i.e., greater than 50%) of all the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Shares of Common Stock represented by a properly signed, dated and returned proxy card, or proxies submitted by telephone or on the Internet, including abstentions and broker non-votes, will be treated as present at the Meeting for purposes of determining a quorum.
How many votes are needed to elect the nominees for directors?
          Pursuant to the Company’s Bylaws, provided that a quorum is present at the Meeting, directors will be elected by a plurality of all the votes cast at the Meeting with each share being voted for as many individuals as there are directors to be elected and for whose election the share is entitled to vote.
How many votes are needed to approve the 2010 Omnibus Equity Incentive Plan?
          Ratification of the adoption of the 2010 Omnibus Equity Incentive Plan requires the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal as required by the New York Stock Exchange (“NYSE”) listing standards.
How many votes are needed to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year?
          Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year requires the affirmative vote of the holders of a majority of the votes cast on the proposal, provided that a quorum is present at the Meeting.
How are votes counted?
          For purposes of the election of directors and the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the vote on the ratification of the adoption of the 2010 Omnibus Equity Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% in interest of all securities entitled to vote on the proposal cast votes, in which event broker non-votes will not have any effect on the result of the vote.
Can I change my vote after I have voted?
          You can revoke your proxy and change your vote at any time before the polls close at the Meeting. You can do this by:
•	filing with the Secretary of the Company a written revocation or signing and submitting another proxy with a later date; or

•	attending the Meeting, withdrawing the proxy and voting in person.

When are stockholder proposals to be included in the proxy material for the 2011 Annual Meeting of Stockholders due?
          Stockholder proposals submitted for inclusion as a stockholder proposal in the Company’s proxy materials for the 2011 Annual Meeting of Stockholders must be received at the Company’s offices no later than December 2, 2010. Stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201. We recommend proposals be sent via certified mail, return receipt requested. The notice of a stockholder proposal must satisfy the requirements for stockholder proposals under the federal securities laws.
When are stockholder proposals to be introduced at the Meeting due if the proposal is not intended to be included in the proxy material for the 2011 Annual Meeting of Stockholders?
          For any stockholder proposal to be presented in connection with the 2011 Annual Meeting of Stockholders, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Company, a stockholder must give timely written notice thereof in writing to the Secretary of the Company in compliance with the advance notice and eligibility requirements contained in the Company’s Bylaws. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the stockholder making the nomination or proposal.
          In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
          Based upon a meeting date of May 13, 2011 for the 2011 Annual Meeting of Stockholders, a qualified stockholder intending to introduce a proposal or nominate a director at the 2011 Annual Meeting of Stockholders should give written notice to the Company’s Secretary not later than March 14, 2011 and not earlier than February 12, 2011.
          The advance notice provisions in the Company’s Bylaws also provide that in the case of a special meeting of stockholders called for the purpose of electing one or more directors, a stockholder may nominate a person or persons (as the case may be) for election to such position if the stockholder’s notice is delivered to the Secretary at the principal executive offices of the Company not earlier than the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
          The specific requirements of these advance notice and eligibility provisions are set forth in Article II, Section 11 of the Company’s Bylaws, a copy of which is available upon request. Such requests and any stockholder proposals should be sent to the Secretary of the Company at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201.

Who is soliciting the proxy and who pays the costs?
          The enclosed proxy for the Meeting is being solicited by the directors of the Company. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone, facsimile, email or other electronic means and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. We have retained InvestorCom, Inc. for a fee of $5,000, plus reasonable out-of-pocket expenses, to aid in the solicitation of proxies from our stockholders.
PROPOSAL 1 – ELECTION OF DIRECTORS
          In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at nine. All nine positions on the Board are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his or her successor is elected and qualified.
          All nominees, with the exception of Charles T. Cannada and Laurie L. Dotter, are currently serving as directors of the Company. All nominees, with the exception of Mr. Cannada, Ms. Dotter and Brenda J. Mixson were elected at the 2009 Annual Meeting of Stockholders. Roger P. Friou, who has served as a director since 1995, has indicated that he will not be standing for re-election to the Company’s Board of Directors. Mr. Friou has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
          Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, your proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.
          The biographies of each of the director nominees below contains information regarding that person’s principal occupation, tenure with the Company, business experience, other director positions currently held or held at any time during the past five years, and the specific experience, qualifications, attributes or skills that led to the conclusion by the Board of Directors that such person should serve as a Director of the Company.
Nominees

CHARLES T. CANNADA, Age 51	Nominee
          Mr. Cannada is a private investor and advisor with extensive background in the telecommunications industry. From 1989 to 2000, Mr. Cannada held various executive management positions at MCI (previously WorldCom and earlier LDDS Communications), including Chief Financial Officer from 1989 to 1994 and Senior Vice President in charge of Corporate Development and International Ventures and Alliances from 1995 to 2000. In these roles, Mr. Cannada was involved in numerous merger and acquisition transactions and financing transactions. Prior to joining MCI, Mr. Cannada was in public accounting from 1980 to 1989. Mr. Cannada currently serves on the board of directors for several non-public companies, including Chairman of the Board for Nanoventions, Inc. (A microstructure technology company), and director for Griffin & Griffin Explorations, LLC (an oil and gas exploration company), First Commercial Bank, Inc. (chairman of the audit committee and a member of the investment/asset liability management committee), Stadium Wrap America, LLC (a startup athletic banner company) and On2Locate, Inc. (a startup medical alert service company). Mr. Cannada serves as Chairman of the Board of Trustees for Belhaven University, as well as serving on The University of Mississippi’s Foundation Board (chairman of audit committee and member of the investment committee) and School of Accountancy’s Board of Advisors. Mr. Cannada received a BBA in Accounting from the University of Mississippi.

          Mr. Cannada’s extensive experience in the areas of accounting, finance, capital markets and governance of public companies has equipped him with distinct skills that will be beneficial to the Company. As a successful entrepreneur and a board member in several non-public entities, he also brings a non-real estate perspective to the management and strategic planning areas of the Company. If elected to serve on the Board of Directors, Mr. Cannada is expected to serve on the Audit Committee.

LAURIE L. DOTTER, Age 49	Nominee
          Ms. Dotter is a private investor with 23 years experience in real estate investment and portfolio management. From 1998 through 2009, Ms. Dotter served as Senior Vice President of Hunt Realty Investments, a privately owned real estate investment company, where she directed a team of portfolio professionals to manage a diverse portfolio of real estate held either through direct ownership or indirectly through operating partnerships. Ms. Dotter serves on the Texas Comptroller’s Investment Advisory Board for the Texas Treasury Safekeeping Trust Company, which manages 11 separate endowment funds and as the Vice Chairman of the Plan Sponsor Council of the national Pension Real Estate Association. From 1993 to 1998, Ms. Dotter served as Director of Real Estate Investment for the Teacher Retirement System of Texas where she was responsible for the public pension fund’s $2 billion real estate equity and commercial mortgage portfolio. Ms. Dotter worked for three years in the audit division and for four years in the financial consulting services group of Coopers & Lybrand, with primary assignments in financial institutions and real estate. Ms. Dotter received a BBA in Accounting from Texas A&M University and is a Certified Public Accountant in the State of Texas.
          Ms. Dotter’s experience in the areas of accounting, finance and investments on behalf of private and public funds and operating partnerships will be beneficial to the Company as it pursues its strategy of investing in fund and fund-like structures. Ms. Dotter’s experience representing both public and private investors gives her an understanding of financial objectives and investment perspective from a variety of investors. If elected to serve on the Board of Directors, Ms. Dotter is expected to serve on the Audit Committee.

DANIEL P. FRIEDMAN, Age 52	Elected to Board in 2002
          Mr. Friedman has been a managing member of Radiant Partners, LLC, a real estate company since 2000. From 2000 to 2004, Mr. Friedman served as a director and the Vice Chairman of Imperial Parking Corporation. From 1998 to 2001, he served as a trustee, President and Chief Executive Officer of First Union Real Estate Equity and Mortgage Investments, a real estate investment trust (“REIT”). Mr. Friedman served in various capacities for Enterprise Asset Management, Inc. from 1991 through 1998, including President and Chief Operating Officer. Mr. Friedman received his BS in Chemistry from Stanford University and MBA from Harvard Business School. Mr. Friedman also holds his Series 7 and Series 24 Securities broker/dealer certifications.
          Mr. Friedman’s experience as an investment manager and chief executive officer of a public company provide insight into the Company’s operations, corporate governance and capital allocation decisions. Mr. Friedman has served on the Corporate Governance and Nominating Committee for the past year, the Compensation Committee for the past seven years, the Investment Committee for the past seven years, and is currently serving as Chair of the Investment Committee.

MICHAEL J. LIPSEY, Age 60	Elected to Board in 1997
          Mr. Lipsey is a trainer, consultant and author specializing in the commercial real estate industry for more than 35 years. Mr. Lipsey has served as President of The Lipsey Company, a training and consulting firm, since 1987. Mr. Lipsey holds the following professional real estate designations, CCIM, CRB, CPM, MCRE and has published over 25 titles, some of which have become industry standards such as System for Success for Commercial Real Estate, Tenants or Guests, Quantum Sales & Leasing, Real Estate Negotiation, Leadership in Commercial Real Estate, and others. Mr. Lipsey holds a Masters of Corporate Real Estate Services awarded by NACORE and managed by NYU’s Real Estate Institute. Mr. Lipsey also served in the United States Navy aboard the USS John F. Kennedy and the USS Independence.

          In his role as a trainer and consultant to the real estate industry, Mr. Lipsey brings his knowledge and experience to a broad range of clients involved in all areas of commercial real estate, including owners, investors, developers and service firms, giving him a unique perspective of the challenges and opportunities facing the industry at all levels. Mr. Lipsey brings this knowledge to the Company, which holds the Company to the highest standards of operating excellence. Mr. Lipsey also provides valuable experience in the fee income side of the Company’s business and brand recognition within the real estate industry. Mr. Lipsey has served as the Lead Director for the Company since 2007 and on the Investment Committee since 2006. He previously served for five years on the Compensation Committee and for three years on the Corporate Governance and Nominating Committee.

BRENDA J. MIXSON, Age 57	Appointed to Board on November 1, 2009
          Since 2003, Ms. Mixson has been a managing director of Island Capital Group, LLC, a commercial real estate investment and merchant banking company. Ms. Mixson is also the owner and operator of M. T. Bottles, LLC, a grape-growing and wine production and sales company. Ms. Mixson has been involved in banking, financial institutions and commercial real estate investment and management for over 25 years. She has previously served as Chief Financial Officer of a NYSE REIT, Chief Operating Officer of a real estate company and a member of the board of directors of a NYSE REIT, with service on audit, compensation and investment committees. Ms. Mixson graduated from the University of Minnesota with a BS in Economics.
          Ms. Mixson’s experience in finance, investment management and capital markets transactions, as well as her previous service as a chief financial officer, chief operating officer and a member of key committees of public companies, provides valuable insight to the Company and our Board of Directors. Ms. Mixson has served on the Audit Committee since her appointment to the Board on November 1, 2009.

STEVEN G. ROGERS, Age 55	Elected to Board in 1996
          Mr. Rogers is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company since 1993 and a Director since 1996. From 1993 to 1997, Mr. Rogers was the Chief Operating Officer of the Company and, from 1988 to 1993, was a Senior Vice President of the Company. Prior to joining Parkway, Mr. Rogers served three years as project manager for Canizaro Interests. He also served five years in the United States Army as an infantry officer, achieving the rank of Captain. Mr. Rogers is currently serving his second term on the National Association of Real Estate Investment Trust (NAREIT) Board of Governors, and served as Chairman of the Audit Committee for NAREIT for two years. Mr. Rogers also serves on the board of directors of First Commercial Bank, Inc., a privately-owned bank in Jackson, Mississippi, and Chair of its investment/asset liability management committee. Mr. Rogers received a BA degree from the University of Mississippi and MBA from Harvard Business School.
          Mr. Rogers has served as an officer and/or director of the Company for over 20 years, providing continuity of executive leadership through all phases of the commercial real estate industry and economic cycles. His service on the NAREIT Board of Governors also provides insight into the issues facing the REIT industry and a voice in advocating solutions at the national level. Mr. Rogers’ significant experience in all areas of the Company’s operations and the real estate industry provide valuable insight to the Board of Directors in formulating and executing the Company’s strategy.

LELAND R. SPEED, Age 77	Elected to Board in 1978
          Mr. Speed has served as the Chairman of the Board of the Company since 1980 and a Director since 1978. He is also Chairman of the Board of EastGroup Properties, Inc. (“EastGroup”) He served as Chief Executive Officer of the Company and EastGroup until 1997. Mr. Speed is not involved in the operation of the business of either company on a day to day basis. From 2004 to 2006, Mr. Speed served as the Executive Director of the Mississippi Development Authority, the State of Mississippi’s lead economic development agency. Mr. Speed also has experience in the general securities and real estate development business. He has served in various capacities at NAREIT, including the Board of Governors and was the recipient of the 2008 Industry Leadership Award. He received his BS in Industrial Management from Georgia Institute of Technology and MBA from Harvard Business School.

          Mr. Speed has been involved with real estate companies and REITs in the public markets since 1978 and brings vast knowledge and experience of REITs operating as public companies. Mr. Speed’s service as Chairman of the Company for almost 30 years gives him valuable insight into all areas of the Company.

TROY A. STOVALL, Age 45	Elected to Board in 2007
          Mr. Stovall has served as the Chief Operating Officer of Howard University in Washington, DC since January 2010. From July 2004 through December 2009, Mr. Stovall served as the Chief Financial Officer, Treasurer and Chief Investment Officer of Jackson State University (“JSU”). During this time, he also served as Treasurer of the JSU Development Foundation, Director for the Mississippi eCenter Foundation and Executive Director of the JSU Educational Building Corporation. Prior to this time, Mr. Stovall worked as a consultant for five years with McKinsey & Co. Mr. Stovall graduated from Southern Methodist University with a BS in Electrical Engineering, from Stanford University with a MS in Computer Science and from Harvard Business School with a MBA.
          Mr. Stovall has held positions with primary responsibility for accounting and financial management of academic institutions and investment decisions, which contribute to his abilities to advise the Board on matters of accounting and finance, investment evaluation, capital allocation and internal operations. Mr. Stovall also brings experience as a venture capitalist and in raising capital for public projects, which we believe are beneficial to the Company. Through his service on the Company’s Audit Committee for three years, the Compensation Committee for two years and the Corporate Governance and Nominating Committee for three years, Mr. Stovall has developed a deep understanding of all areas of the Company’s operations. Mr. Stovall also serves on the Compensation Committee and Audit Committee for Internet America, Inc., a public company in the Internet services industry.

LENORE M. SULLIVAN, Age 52	Elected to Board in 2003
          Ms. Sullivan is a private investor with more than 25 years experience in real estate investment and financing. From June 2007 through October 2009, Ms. Sullivan was a partner in Perella Weinberg Partners LP, a financial services firm. From 2002 until 2007, Ms. Sullivan served as the Associate Director for the Center of Real Estate Finance at the University of Texas at Austin. From 2000 to 2002 she was Vice President of Hunt Private Equity Group, Inc., a private equity fund, and from 1992 to 2000 she was the President and co-owner of Stonegate Advisors, an investment banking firm. Ms. Sullivan also worked with Trammel Crow Company for five years, as a partner and financial manager in their high rise office development and management division and for five years with the Crow Family, as Vice President of Finance and Treasurer of Wyndham Hotel Company. Ms. Sullivan graduated with an AB degree in Economics and Government from Smith College and a MBA from Harvard Business School.
          Ms. Sullivan’s experience and knowledge of commercial real estate and corporate finance in both the academic realm and in the day-to-day management of operations, finance, private equity funds and investment banking services provides her with valuable insight in the areas of corporate governance, capital markets and investments through fund or fund-like structures which the Company is pursuing with its current strategy. Ms. Sullivan served on the Audit Committee for six years and has served the Corporate Governance and Nominating Committee for the past four years and Compensation Committee for the past year. Through these areas of service, Ms. Sullivan has developed a deep understanding of all areas of the Company’s business. Ms. Sullivan also serves on the Compensation Committee of HFF, Inc., a public company in the real estate services industry.
          Our Board recommends that you vote FOR the nominees listed above.
BOARD GOVERNANCE
Independence
          The Board, on recommendation of the Corporate Governance and Nominating Committee, has determined that each current Director and nominee, other than Mr. Speed, the Company’s Chairman, Mr. Rogers, the Company’s President and Chief Executive Officer, and Mr. Lipsey, is “independent” as defined by the NYSE listing standards. In determining that Mr. Lipsey was not “independent”, the Board considered the role that Mr. Lipsey’s son currently serves the Company as a Vice President and Fund II Manager, as well as the fact that The Lipsey Company, of which Mr. Lipsey is President, received approximately $4,000 from the Company during 2009 for providing training sessions for leasing agents of the Company. No other Directors have any material relationships with the Company.
Stockholder Communication With the Board
          The Board of Directors has appointed Mr. Lipsey as “Lead Director.” This position does not require independence under the rules as promulgated by the NYSE. You can find out information about the Lead Director at our website, www.pky.com. The Lead Director presides over the meetings of the non-management Directors of the Company. The non-management Directors of the Company hold quarterly meetings and the Lead Director is in frequent contact with non-management Directors outside of the regularly scheduled meetings. Stockholders and other parties interested in communicating directly with the Lead Director or with the non-management Directors as a group may do so by writing to Lead Director, Parkway Properties, Inc., One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201. Correspondence so addressed will be forwarded directly to the Lead Director.
Leadership Structure
          Mr. Speed serves as the Chairman of the Board of Directors and has served in that capacity since 1980. Mr. Rogers serves as the Chief Executive Officer and has served in that capacity since 1997. Our Board of Directors has no specific policy regarding separation of the offices of chairman of the board and chief executive officer. Although our bylaws permit the chairman to serve as chief executive officer, our Board has determined that separating these positions is currently in the best interest of the Company and our stockholders. Given the length of time and different capacities in which our current chairman has served the Company, including as a prior chief executive officer, our Board believes that separating these positions allows Mr. Speed to lead the Board in its independent oversight of management and Mr. Rogers to focus on the strategy, leadership and day-to-day execution of our business plan.
          Our Board of Directors believes that it is able to effectively provide independent oversight of the Company’s business and affairs, including the risks we face, without an independent Chairman through the composition of our Board of Directors, the strong leadership of the independent Directors and the independent committees of our Board of Directors, and the other corporate governance structures and processes already in place. Seven of the nine current nominees to our Board of Directors are non-management Directors, and six of these individuals are independent under the NYSE listing standards. All of our Directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors also holds regularly scheduled executive sessions of only non-management Directors, led by the Lead Director, in order to promote discussion among the non-management Directors and assure independent oversight of management. Moreover, our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee, all of which are comprised entirely of independent Directors, also perform oversight functions independent of management.
Risk Oversight
          The Board of Directors plays an important role in the risk oversight of the Company. The Board of Directors is involved in risk oversight through direct decision-making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. In particular, the Board of Directors administers its risk oversight function through (1) the review and discussion of regular periodic reports to the Board of Directors and its committees on topics relating to the risks that the Company faces, including, among others, market conditions, tenant concentrations and credit worthiness, leasing activity and expirations, compliance with debt covenants, management of debt maturities, access to debt and equity capital markets, existing and potential legal claims against the Company and various other matters relating to the Company’s business, (2) the review and assessment of risk relative to insurance coverage for the Company’s operating activities and financial investments, (3) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, acquisitions and dispositions of properties, new borrowings and the appointment and retention of the Company’s senior management, (4) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Corporate Governance and Nominating Committees, and (5) periodic reports from the Company’s auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and the Company’s internal control over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company to its attention.
Committees and Meeting Data
          The Board of Directors has a standing Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee. Each member of each of these committees is “independent” as that term is defined in the NYSE listing standards. The Board has adopted a written charter for each of these committees, which is available on our website at www.pky.com under “Corporate.”
          The Audit Committee of the Board of Directors currently consists of Mr. Friou (Chair), Ms. Mixson and Mr. Stovall. The Audit Committee met eight times during the year ended December 31, 2009. See “Report of the Audit Committee.” The Audit Committee oversees the financial reporting of the Company, including the audit by the Company’s independent registered public accounting firm. Each member of the Audit Committee has been designated as an “Audit Committee financial expert” in accordance with the SEC rules and regulations and the Board has determined that each member has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.
          The Compensation Committee of the Board currently consists of Mr. Stovall (Chair), Mr. Friedman, and Ms. Sullivan. The Compensation Committee met five times during the year ended December 31, 2009. The Compensation Committee’s function is to review and recommend to the Board of Directors appropriate executive compensation policy and compensation of the Company’s Directors and officers. The Compensation Committee also reviews and makes recommendations with respect to executive and employee benefit plans and programs.
          The Corporate Governance and Nominating Committee currently consists of Ms. Sullivan (Chair), Mr. Friedman and Mr. Stovall. The Corporate Governance and Nominating Committee met five times during the year ended December 31, 2009. As set forth in its Charter, the responsibilities of the Corporate Governance and Nominating Committee include assessing Board membership needs and identifying, screening, recruiting, and presenting director candidates to the Board, implementing policies regarding corporate governance matters, making recommendations regarding committee memberships and evaluation of the Board and management.
          In addition, the Board of Directors has a standing Investment Committee. The Investment Committee provides oversight and discipline to the investment process. Investment opportunities are described in written reports based on detailed research and analyses. The Investment Committee meets with the Company’s management, reviews each submission thoroughly and approves acquisitions and dispositions between regularly scheduled meetings of the Board of Directors. The Investment Committee currently consists of Mr. Friedman (Chair), Mr. Lipsey and Ms. Mixson. The Investment Committee did not meet during the year ended December 31, 2009.
          During the year ended December 31, 2009, the full Board of Directors met five times. Each Director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he or she served. The Company’s Corporate Governance Guidelines provide that all Directors are expected to regularly attend all meetings of the Board and the Board committees on which he or she serves. In addition, each Director is expected to attend the Annual Meeting of Stockholders. In 2009, six of the seven Directors attended the Annual Meeting of Stockholders.

Nominating Procedures
          The Corporate Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Corporate Governance and Nominating Committee decides not to nominate a member for re-election, the Committee first considers the appropriateness of the size of the Board. In identifying suitable candidates for nomination as a director, the Corporate Governance and Nominating Committee will consider the needs of the Board and the range of skills and characteristics required for effective functioning of the Board. In evaluating such skills and characteristics, the Corporate Governance and Nominating Committee may take into consideration such factors as it deems appropriate, including those included in the Corporate Governance Guidelines, which are available on the Company’s website (www.pky.com) under “Corporate.” The Corporate Governance and Nominating Committee will consider nominees suggested by incumbent Board members, management, stockholders and, in certain circumstances, outside search firms.
          We do not have a formal policy or guidelines regarding diversity of membership of our Board of Directors. While our Corporate Governance Guidelines recognize the value of having a Board that encompasses a broad range of skills, expertise, contacts, industry knowledge and diversity of opinion, our Board has not attempted to define “diversity,” or otherwise require that the composition of our Board include individuals from any particular background or who possess specific attributes. The Corporate Governance and Nominating Committee will continue to consider whether it would be appropriate to adopt a policy or guidelines regarding Board diversity or define diversity as it relates to the composition of our Board of Directors.
          The Corporate Governance and Nominating Committee will consider written recommendations for potential nominees suggested by stockholders. Any such person will be evaluated in the same manner as any other potential nominee for director. Any suggestion for a nominee for director by a stockholder should be sent to the Company’s Secretary at One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, Mississippi 39201, within the time periods set forth under “About the Meeting – When are stockholder proposals to be introduced at the meeting due if the proposal is not intended to be included in the proxy material for the 2011 Annual Meeting of Stockholders?” above.
Report of the Audit Committee
          The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 except to the extent the Company specifically incorporates this Report by reference therein.
          The Audit Committee of the Company is composed of three Directors, each of whom meets the current independence and experience requirements of the NYSE and the SEC. The Audit Committee operates under a written charter. A complete copy of the Audit Committee charter is available on the Company’s website (www.pky.com) under “Corporate.” The Board has determined that Roger P. Friou, Brenda J. Mixson and Troy A. Stovall are “Audit Committee financial experts” as defined in the current rules of the SEC.
          Management is primarily responsible for the Company’s financial statements and reporting process. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles (“GAAP”) and for issuing a report on those statements. The Audit Committee oversees the financial reporting process on behalf of the Board. It is not the duty or the responsibility of the Audit Committee to conduct auditing or accounting reviews or related procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

          The Audit Committee meets at least quarterly and at such other times as it deems necessary or appropriate to carry out its responsibilities. Those meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm without management being present. The Committee met eight times during 2009, and the Chairman of the Committee met individually on a number of occasions with the Company’s independent registered public accounting firm and management. In the course of fulfilling its oversight responsibilities, the Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all annual financial statements and quarterly operating results prior to their issuance. Management advised the Audit Committee that all financial statements were prepared in accordance with GAAP. The Audit Committee also discussed with the Company’s independent registered public accounting firm matters required to be discussed, pursuant to United States Auditing Standards Section 380, The Auditor’s Communication with Those Charged with Governance including the reasonableness of judgments and the clarity and completeness of financial disclosures. In addition, the Audit Committee discussed with KPMG LLP matters relating to its independence and has received from KPMG LLP the written disclosures and letter required by the Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee also has received from KPMG LLP and reviewed Management’s Report on Internal Control Over Financial Reporting required to be reviewed pursuant to Section 303A.07(c)(iii)(A) of the NYSE listing standards.
          On the basis of the reviews and discussions the Audit Committee has had with the Company’s independent registered public accounting firm and management, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.
Submitted by:
ROGER P. FRIOU, CHAIR
BRENDA J. MIXSON
TROY A. STOVALL
EXECUTIVE OFFICERS
          The following provides certain information regarding the current executive officers of the Company. Each individual’s name and position with the Company is indicated. In addition, the principal occupation and business experience for the past five years is provided for each officer and, unless otherwise stated, each person has held the position indicated for at least the past five years. There are no family relationships between any of the Directors or executive officers of the Company.
STEVEN G. ROGERS, Age 55
          Mr. Rogers is the Chief Executive Officer of the Company and has served in that capacity since 1997. He has served as President of the Company since 1993 and a Director since 1996. From 1993 to 1997, Mr. Rogers was the Chief Operating Officer of the Company and, from 1988 to 1993, was a Senior Vice President of the Company.
WILLIAM R. FLATT, Age 35
          Mr. Flatt has served as the Company’s Executive Vice President since 2005 and Chief Operating Officer since December 2007. He served as Chief Financial Officer from 2005 to December 2007 and Secretary from 2005 until February 2008. He served as Vice President and Asset Manager of the Company from 2001 to 2005 and the Company’s Vice President of Investor Relations from 1999 to 2001. He has also served as a Vice President of Parkway Realty Services, L.L.C. (“Parkway Realty”) since 1998.
JAMES M. INGRAM, Age 53
          Mr. Ingram has been an Executive Vice President of the Company and its Chief Investment Officer since 2003. He was a Senior Vice President of the Company from 1997 to 2003 and a Vice President of the Company from 1994 to 1997, and an Asset Manager from 1989 to 2003. He has also served as President of Parkway Realty since 1998.
MANDY M. POPE, Age 41
          Ms. Pope has served as Executive Vice President, Interim Chief Financial Officer and Chief Accounting Officer since February 2010 and Controller of the Company since 2001. She served as Interim Chief Financial Officer from December 2007 until March 2008. From 2003 to 2010, she was a Senior Vice President, from 2001 to 2003, she was a Vice President and from 1997 to 2001, she was the Assistant Controller of the Company.
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
Compensation Discussion & Analysis
The Compensation Committee
          The Compensation Committee of the Board of Directors consists of Mr. Friedman, Mr. Stovall and Ms. Sullivan. Mr. Stovall, who has served on the Board of Directors for approximately three years, is the Committee Chairman. Each member of the Compensation Committee qualifies as an independent director under NYSE listing standards. The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available on the Company’s website (www.pky.com) under “Corporate.” The Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee held five meetings during fiscal 2009 and has held two meetings so far during fiscal 2010. The Compensation Committee typically meets with senior management and, where appropriate, with outside advisors. The Compensation Committee considers whether to engage a consultant to assist it in developing compensation programs and has engaged such consultants from time to time. In 2009, the Compensation Committee did not engage a consultant. In 2010, the Compensation Committee has retained FPL Associates L.P., a nationally recognized compensation consulting firm specializing in the real estate industry, to provide services related to the long-term equity compensation component of total compensation. The Compensation Committee also regularly meets in executive session without management.
The Compensation Committee Process
          Management plays a significant role in the compensation-setting process, other than compensation of the Chief Executive Officer which is determined solely by the Compensation Committee. The most significant aspects of management’s role are evaluating employee performance, recommending business performance targets and objectives, and recommending salary levels and incentive compensation awards. Members of management work with the Compensation Committee Chair in establishing the agenda for Compensation Committee meetings. Management also prepares meeting information for each Compensation Committee meeting.
          The Compensation Committee meets in executive session each year to evaluate the performance of the Chief Executive Officer, to determine his bonus, if any, for the prior fiscal year, and to establish performance objectives for the current fiscal year. Additionally, the Compensation Committee approves the base salaries for the next calendar year for the Named Executive Officers and considers and approves any grants to them of equity incentive compensation.
          Generally in the first quarter of each fiscal year, the Compensation Committee establishes corporate performance objectives for the Named Executive Officers and individual performance objectives for the Chief Executive Officer. The Chief Executive Officer establishes the individual performance objectives for the other Named Executive Officers. The Compensation Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets and reviews the appropriateness of the financial measures used in incentive plans. The Compensation Committee establishes targeted compensation levels for each of the Named Executive Officers. Historically, the Compensation Committee has used the annual compensation survey published by NAREIT and other independent research organizations for comparison purposes. To ensure that total compensation is competitive, the Compensation Committee uses the results of the comparison to establish general compensation guidelines. Our Compensation Committee does not apply a formula or assign the survey data relative weight. Instead, it makes a determination for that individual after considering such results collectively. In making this determination, the Compensation Committee also considers the relative compensation levels among the Company’s Named Executive Officers. The Compensation Committee may also consider industry conditions and the overall effectiveness of the Company’s compensation program in achieving desired performance levels.
Compensation Philosophy
          The Compensation Committee seeks to achieve the following goals with the Company’s executive compensation programs:
•	To provide total compensation for executives sufficient to attract and retain individuals whose talents and abilities allow the Company to accomplish its strategies.

•	To align the interests of management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by management.

•	To encourage teamwork at all levels of the organization.
          The Compensation Committee seeks to foster a performance-oriented environment by tying a significant portion of each executive’s cash and equity compensation to the achievement of performance targets that are important to the Company and its stockholders.
Elements of Executive Compensation
          The key elements of executive compensation are base salary, bonus, annual incentive compensation and long-term incentive compensation. With respect to the Company’s more senior officers, incentive compensation makes up a significant percentage of total compensation.
          Annual Base Compensation. The main purpose of annual base compensation is to provide salary levels sufficient to attract and retain executive officers. In determining annual base salaries, the Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at other public real estate investment trusts and internal pay equity. In January 2009, the Compensation Committee approved the annual base salaries for the Company’s Named Executive Officers, which did not reflect any increase over the annual base salaries for 2008. In May 2009, the Compensation Committee approved mid-year raises for Mr. Flatt (10.7%), Mr. Collins (15.4%) and Ms. Pope (10.0%).
          Annual Cash Bonus. Each Named Executive Officer has an opportunity to earn annual cash bonus, which is designed to encourage and reward individual achievement during the year. For 2009, the maximum cash incentive compensation was based on a percentage of the executive’s base compensation ranging from 15% to 30%. The Compensation Committee determined that 100% of each officer’s cash bonus would be based on attainment of individual goals specific to the officer’s area of responsibility.
          The individual performance goals vary considerably from one executive to another, as a reflection of their different roles within the Company. Generally, the goals of the executives involve targets for acquisitions and dispositions within the criteria set by the Company and by discretionary fund and joint venture partners, certain balance sheet reporting goals, targets for occupancy and rental rate growth and improvement in processes for operational and financial reporting. After the end of each year, each officer’s performance is assessed by the officer’s direct supervisor (or the Compensation Committee in the case of the Chief Executive Officer). Based upon these evaluations, the Chief Executive Officer determines the appropriate bonus to be paid to each Named Executive Officer, other than himself, and makes a report to the Compensation Committee. The Compensation Committee determines the appropriate bonus to be paid to the Chief Executive Officer. For 2009, each Named Executive

Officer earned 95% to 100% of his or her relevant bonus amount relating to these individual performance goals. Accordingly, the cash bonus amounts set forth herein in the Summary Compensation Table under the heading “Bonus” were paid to the Named Executive Officers as part of 2009 compensation.
          Annual Non-Equity Incentive Compensation. Given the uncertainty in the economy and limited visibility at the beginning of 2009, the Compensation Committee reallocated the Named Executive Officers’ 2009 non-equity incentive compensation opportunity into the annual cash bonus to provide greater flexibility to incent the executives to achieve both short and long-term financial goals. As discussed under “2010 Compensation Program” below, the Compensation Committee has developed an annual non-equity incentive compensation opportunity for 2010 that is based upon the Company’s performance and is intended to align the interests of management with those of the Company’s stockholders.
          Performance-Based Long-Term Equity Compensation. On February 3, 2009, the Compensation Committee established the terms of the Company’s 2009 equity compensation program. The Committee did not grant any shares of time-based restricted stock awards to the Company’s officers in 2009. The Committee awarded a total of 120,000 shares of performance-based restricted stock to 25 officers of the Company, including awards to the Named Executive Officers that are set forth in the 2009 Grants of Plan-Based Awards table below. In determining the restricted stock awards for 2009, the Compensation Committee considered the combined total annual cash bonus plus the total potential annual cash incentive for 2009, which was 50% of the amount available to officers in 2008, and the total value of the restricted shares relative to prior years.
          The 2009 equity compensation program for the Company’s Named Executive Officers focused on the following metrics: the Company’s Adjusted FFO per diluted share in 2009 (50% of the award) and 2009 strategic objectives as recommended by management and approved by the Compensation Committee, consisting of continuing compliance with long-term debt financial covenants (20% of the award), certain investment goals under the Teacher Retirement System of Texas’ $750 million discretionary fund (“Texas Teachers Fund II”) (20% of the award), and the reduction to a pre-determined maximum level of borrowings under the Company’s line of credit (10% of the award). As the year progressed, our Board of Directors decided to delay new investments in Texas Teachers Fund II until there was clarity in real estate values, accordingly, the Compensation Committee revised the strategic objectives to eliminate the discretionary fund investment goals and reallocated that portion of the award opportunity to the Adjusted FFO component. In addition, as a result of our April 2009 common stock offering, the Compensation Committee adjusted the performance measures relating to the maximum level of borrowing under our line of credit and the Adjusted FFO per share.
          With respect to the Adjusted FFO component, the Compensation Committee established $3.39 per share for the achievement of threshold performance and $3.89 per share for the maximum performance goal for 2009 and the award was earned pro-rata once the threshold performance goal was achieved. As a result of our April 2009 common stock offering, the Compensation Committee amended the Adjusted FFO goal to $2.69 per share for the threshold performance and $3.19 per share for the maximum performance. Under this program, adjustments to FFO (as computed in accordance with standards established by NAREIT) included the amortization of above/below market leases, charges for impairment of value to real estate, expenses related to the early extinguishment of debt, the expense of original issue cost associated with redemption of preferred stock, the gain or loss on sales of real property and similar adjustments that may be made in the Compensation Committee’s sole discretion. For 2009, actual Adjusted FFO was determined to be $3.36 per share and all of the strategic goals were achieved, therefore, the entire award was deemed earned and the issued shares vested 25% upon measurement of the goals at the end of the performance period (February 2010) and the remaining 75% will vest in three equal, annual installments, unless accelerated under certain circumstances. During the restricted period, restricted shares will have voting rights. Dividends will accrue from the date of grant and will be paid as the shares vest.
          Other Compensation. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of Company matching contributions to the Named Executive Officers’ 401(k) accounts, the amount of premium paid by the Company for group term life insurance and the reimbursement of relocation cost in 2008. For 2009, the Compensation Committee reduced certain benefits of the named Executive Officers and of all other employees of the Company, including reductions in certain 401(k) discretionary contributions and wellness program benefits. The Company continues to provide single health insurance, long-term disability, long-term care insurance and medical reimbursement plans that do not discriminate in scope, terms or operation in favor of the Company’s officers and are therefore not included herein in the Summary Compensation Table.
Chief Executive Officer Compensation
          The Compensation Committee meets annually to evaluate Mr. Rogers’ performance and to determine his compensation. In considering Mr. Rogers compensation, the Compensation Committee considers his principal responsibilities, which are to provide overall vision and strategic direction, to attract and retain highly qualified employees and to develop and maintain strong relationships with the overall investment and financial community. During 2009, the Company achieved several important objectives which the Compensation Committee believes Mr. Rogers was instrumental in accomplishing. These include implementation and execution of the Company’s goals, including compliance with long-term debt financial covenants and reduction in the level of borrowings under the Company’s line of credit, as well as Mr. Rogers’ success in mentoring team members and fostering an overall environment of leadership and teamwork.
          The Compensation Committee reviewed a summary listing of all of Mr. Rogers’ compensation and perquisites received from the Company. Based upon all relevant factors, the Compensation Committee believes that Mr. Rogers’ total compensation is reasonable.
Compensation Policies
          Internal Pay Equity. The Compensation Committee believes that internal equity is an important factor to be considered in establishing compensation for the officers. The Compensation Committee has not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but it does review compensation levels to ensure that appropriate equity exists. The Compensation Committee intends to continue to review internal compensation equity and may adopt a formal policy in the future if it deems such a policy to be appropriate.
          Compensation Deductibility Policy. Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the Company may not receive a federal income tax deduction for compensation paid to the Chief Executive Officer or any of the four other most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in non-performance-based compensation in any one year. None of the Company’s officers received more than $1,000,000 in non-performance-based compensation during 2009, so Section 162(m) is inapplicable to the Company. To maintain flexibility in compensating officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on the Company’s federal income tax returns.
          Timing of Grants. Stock awards to the Company’s officers are typically granted annually in conjunction with the review of the individual performance of each officer. This review takes place at a regularly scheduled meeting of the Compensation Committee. Additionally, stock awards are granted to each non-employee Director on the date of the Company’s Annual Meeting of Stockholders, in accordance with the terms of Company’s 2001 Non-Employee Directors Equity Compensation Plan, as amended (the “2001 Directors Plan”) and, if approved, the Company’s 2010 Omnibus Equity Incentive Plan.
          Stock Ownership Guidelines. The Board of Directors believes that it is important for Directors and officers to acquire a substantial ownership position in the Company to underscore the level of commitment the management team has to the future success of the business and to align their economic interests with that of the stockholders. In 2007, the Company adopted a stock retention policy for Directors that restricts non-employee Directors, subject to limited exceptions, from transferring, during his or her tenure, Common Stock that would cause the Director to beneficially own less than 12,000 shares of Common Stock immediately after the transfer. In addition, the Company’s guidelines strongly encourage Common Stock ownership by officers as follows:

Share Ownership at a
Title	Multiple of Base Salary
Chairman/Chief Executive Officer/President	4 times
Other Executive and Senior Officers	3 times
Vice Presidents	1 time
2010 Compensation Program
          In November 2009, the Compensation Committee approved 2010 annual base salaries for the Company’s Executive Officers. The maximum cash bonus that each of the Company’s Executive Officers is eligible to receive with respect to 2010 is calculated as a percentage of base salary for each officer as follows: Mr. Rogers (30%), Mr. Flatt (25%), Mr. Ingram (25%) and Ms. Pope (15%). For each of the Executive Officers, the maximum cash bonus percentage represents the same maximum bonus percentage established by the Compensation Committee with respect to 2009. Of the total potential cash incentive award for each officer, 100% will be awarded at the discretion of the officer’s immediate supervisor or the Compensation Committee, as the case may be, based on the achievement of predetermined individual performance goals that pertain to the officer’s area of responsibility. Performance goals for 2010 are similar in nature to the goals under the 2009 plan as discussed above.
          The Compensation Committee also approved annual non-equity incentive compensation that each of the Company’s Executive Officers is eligible to receive upon achievement of formulated targets for adjusted FFO per diluted share. For 2010, the maximum cash incentive was based on a percentage of the executive’s base salary for each officer as follows: Mr. Rogers (30%), Mr. Flatt (25%), Mr. Ingram (25%) and Ms. Pope (15%).
          The following table lists the 2010 salary for the Company’s Executive Officers, as well as the maximum possible payout under cash bonus awards and non-equity incentive plan compensation that such officer is eligible to receive with respect to 2010 if the individual and Company performance goals are met or exceeded:

			Maximum Possible
		Maximum Possible	Payout Under Non-
		Payout Under Cash	Equity Incentive	Stock
Name	2010 Salary	Bonus Awards	Plan Awards	Awards (1)
Steven G. Rogers	$544,405	$163,322	$163,322	—
William R. Flatt	$317,750	$79,438	$79,438	—
James M. Ingram	$239,601	$59,900	$59,900	—
Mandy M. Pope	$186,038	$27,906	$27,906	—

(1)	As of the date hereof, the Compensation Committee has not granted stock awards to the Company’s officers for 2010.
Compensation Committee Report
          The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
THE COMPENSATION COMMITTEE
TROY A. STOVALL, CHAIR
DANIEL P. FRIEDMAN
LENORE M. SULLIVAN

Additional Information Regarding Executive Compensation
Summary Compensation Table
          The following table summarizes for the years ended December 31, 2009, 2008 and 2007, the amount of compensation paid by the Company to its Chief Executive Officer, Chief Financial Officer and its three other executive officers (the “Named Executive Officers”).

					Non-Equity
Name and				Stock	Incentive Plan	All Other
Principal Position	Year	Salary	Bonus	Awards (1)	Compensation	Compensation (2)	Total

Steven G. Rogers	2009	$544,405	$163,322	$378,240	$—	$8,940	$1,094,907
President and Chief	2008	$544,039	$—	$199,938	$189,453	$14,184	$947,614
Executive Officer	2007	$528,549	$—	$327,250	$222,350	$19,684	$1,097,833

J. Mitchell Collins	2009	$280,000	$70,000	$212,760	$—	$8,940	$571,700
Former Chief Financial	2008	$210,984	$—	$94,588	$76,482	$111,937	$493,991
Officer (3)

William R. Flatt	2009	$295,000	$73,750	$212,760	$—	$8,940	$590,450
Executive Vice President	2008	$278,846	$—	$99,969	$87,500	$14,184	$480,499
and Chief Operating Officer	2007	$230,000	$—	$163,625	$90,563	$19,684	$503,872

James M. Ingram	2009	$233,757	$66,751	$126,080	$—	$8,738	$435,326
Executive Vice President and	2008	$233,600	$—	$99,969	$67,790	$14,184	$415,543
Chief Investment Officer	2007	$226,949	$—	$163,625	$79,433	$19,684	$489,691

Mandy M. Pope	2009	$173,250	$25,988	$110,320	$—	$8,940	$318,498
Executive Vice President and	2008	$164,836	$—	$67,979	$37,125	$13,506	$283,446
Interim Chief Financial Officer (3)	2007	$145,000	$—	$78,540	$38,063	$15,679	$277,282

(1)	Represents the grant date fair value of the stock award determined in accordance with FASB ASC Topic 718 (formerly FAS 123R), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to the Company’s consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC.

(2)	The amount shown in this column represents the Company’s contribution to its 401(k) Plan for the Named Executive Officer’s benefit and the amount of premium paid by the Company for group term life insurance on the Named Executive Officer’s life. The value of perquisites and other personal benefits, including disability and long-term care insurance, certain wellness plan benefits and parking, are not shown in the table because the aggregate amount of such compensation, if any, is less than $10,000 for each Named Executive Officer. For Mr. Collins, this column includes reimbursement of relocation costs in 2008 of $98,342.

(3)	Mr. Collins served as Executive Vice President, Chief Financial Officer and Secretary of the Company from March 1, 2008 through February 5, 2010. Ms. Pope has served as Interim Chief Financial Officer since February 2010.
2009 Grants of Plan-Based Awards
          The following table provides additional information with respect to the performance-based restricted stock awards granted to the Named Executive Officers on February 3, 2009. These grants are described in the Compensation Discussion and Analysis under the heading “Elements of Executive Compensation – Performance-Based Long-Term Equity Compensation”.

	All Other Stock
	Awards:
	Number of Shares	Grant Date Fair Value
Name	of Common Stock (#)	of Stock Awards (1)
Steven G. Rogers	24,000	$378,240
J. Mitchell Collins	13,500	$212,760
William R. Flatt	13,500	$212,760
James M. Ingram	8,000	$126,080
Mandy M. Pope	7,000	$110,320

(1)	Represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718 disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The grant date fair value is calculated by multiplying the number of restricted shares granted by the closing price of the Company’s Common Stock on the date of grant.
Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards			Stock Awards
						(3)	(2)
						Equity	Equity
	(1)				(2)	Incentive	Incentive
	Number of			Number of	Market Value	Plan Awards:	Plan Awards:
	Securities			Shares of	of Shares of	Number of	Market Value
	Underlying	Option		Stock That	Stock That	Unearned	of Unearned
	Unexercised	Exercise	Option	Have Not	Have Not	Shares That	Shares That
	Options	Price	Expiration	Vested	Vested	Have Not	Have Not
Name	(#)	($)	Date	(#)	($)	Vested (#)	Vested ($)
Steven G. Rogers	24,375	$30.125	05/30/2010	43,750 (4)	$910,875	24,000	$499,680
	9,000	$33.65	07/22/2011

J. Mitchell Collins	—	—	—	2,600 (5)	$54,132	13,500	$281,070

William R. Flatt	2,094	$30.125	05/30/2010	11,875 (6)	$247,238	13,500	$281,070
	2,500	$33.65	07/22/2011

James M. Ingram	—	—	—	21,375 (7)	$445,028	8,000	$166,560

Mandy M. Pope	835	$33.65	07/22/2011	10,125 (8)	$210,803	7,000	$145,740

(1)	All stock options are currently exercisable.

(2)	Determined based on the closing price of the Company’s Common Stock ($20.82) on December 31, 2009.

(3)	These restricted stock awards were granted on February 3, 2009. These grants are described in the Compensation Discussion and Analysis under the heading “Elements of Executive Compensation — Performance-Based Long-Term Incentives”.

(4)	Mr. Rogers’ restricted stock holdings as of December 31, 2009 vest as follows, provided that he remains employed by the Company on such dates: 25,000 shares on January 2, 2010; 6,250 shares on July 1, 2010; 6,250 on January 12, 2011 and 6,250 on January 14, 2012.

(5)	Mr. Collins’ restricted stock holdings as of December 31, 2009 were forfeited upon his departure from the Company on February 5, 2010.

(6)	Mr. Flatt’s restricted stock holdings as of December 31, 2009 vest as follows, provided that he remains employed by the Company on such dates: 2,500 shares on January 2, 2010; 3,125 shares on July 1, 2010; 3,125 on January 12, 2011 and 3,125 on January 14, 2012.

(7)	Mr. Ingram’s restricted stock holdings as of December 31, 2009 vest as follows, provided that he remains employed by the Company on such dates: 10,000 shares on January 2, 2010; 3,125 shares on July 1, 2010; 2,000 shares on September 19, 2010; 3,125 shares on January 12, 2011 and 3,125 shares on January 14, 2012.

(8)	Ms. Pope’s restricted stock holdings as of December 31, 2009 vest as follows, provided that she remains employed by the Company on such dates: 3,000 shares on January 2, 2010; 1,500 shares on July 1, 2010; 2,000 shares on September 19, 2010; 1,500 shares on January 12, 2011 and 2,125 shares on January 14, 2012.

2009 Option Exercises and Stock Vested

	Stock Awards
	Number of Shares	Value Realized
Name	Acquired on Vesting (1)	on Vesting (2)
Steven G. Rogers	6,250	$72,688
J. Mitchell Collins	875	$10,176
William R. Flatt	3,125	$36,344
James M. Ingram	3,125	$36,344
Mandy M. Pope	1,500	$17,445

(1)	On June 27, 2006 the Compensation Committee granted performance-based restricted stock awards to the Company’s officers. The performance target for the performance-based awards was based on the Company’s cumulative adjusted funds available for distribution as previously disclosed in connection with the adoption of the Company’s GEAR UP Plan. Dividends on performance-based restricted stock awards accrued from the date of grant at the same rate as on all other shares of the Company’s Stock and was paid when the performance-based restricted stock awards vested.

(2)	Determined based on the closing price of the Company’s Common Stock ($11.63) on February 27, 2009, the date the Compensation Committee certified that the Cumulative Adjusted FAD performance goal related to the GEAR UP Plan was met.
Potential Payments Upon Change in Control
Benefits to Named Executive Officers in the Event of a Change in Control
          The Company does not have employment agreements with any of its executive officers. The Company has entered into change in control agreements with certain officers, including the Named Executive Officers. The change in control agreement, as amended and restated January 1, 2008, provides that if an executive’s employment is terminated (other than for cause, death or disability) or the executive leaves the Company’s employment for good reason within 20 months after a change in control, the Company will pay a benefit to the executive equal to a multiple (2.99 in the case of Messrs. Rogers, Flatt and Ingram and 2.5 in the case of Ms. Pope) of the executive’s base salary in effect on the termination date plus the average of the amount of annual bonus accrued in the three calendar year period ending on the December 31 prior to the change in control. The change in control agreements also give the executives the ability to leave the employment of the Company at any time during the six month period after the change in control in which case the executives will receive a payment of one-half of the amount set forth above. Change in control is defined in such agreement as (i) any change in control of a nature that would be required to be represented under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company’s outstanding securities; (iii) certain changes in the Company’s Board of Directors; (iv) certain mergers; (v) the approval of a plan of liquidation by the Company; or (vi) the sale or other transfer of at least 50 percent of the Company’s gross real estate assets (as measured by GAAP) to a single buyer within a 12-month period, provided the proceeds are not reinvested in similar real estate assets or investments.
          Additionally, within 30 days of the date of termination, upon surrender by the executive of his or her outstanding non-qualified stock options granted by the Company, the Company will pay an amount equal to the difference between the exercise price of each outstanding option and the fair market value of the Company’s Common Stock at the time of such termination. Pursuant to the terms of the Company’s 2003 Equity Incentive Plan as well as the Company’s 1994 Stock Option and Long-Term Incentive Plan, as amended, upon a change in control, all restrictions otherwise applicable with respect to incentive restricted shares shall lapse, the restricted period shall expire and any prescribed conditions shall be deemed to be satisfied.

Summary of Termination Payments and Benefits
          The following table summarizes the value of the termination payments and benefits that the Named Executive Officers would receive if they had terminated employment on December 31, 2009, within the applicable period following a change in control.

	Cash		Total
	Severance	Acceleration of	Termination
Name	Payment (1)	Equity Awards (2)	Benefits
Steven G. Rogers
Termination for cause, death or disability	$—	$—	$—
Involuntary or good reason termination	$2,200,979	$1,839,880	$4,040,859
Voluntary termination	$1,100,489	$1,839,880	$2,940,369

J. Mitchell Collins
Termination for cause, death or disability	$—	$—	$—
Involuntary or good reason termination	$1,142,554	$352,752	$1,495,306
Voluntary termination	$571,277	$352,752	$924,029

William R. Flatt
Termination for cause, death or disability	$—	$—	$—
Involuntary or good reason termination	$1,177,873	$585,670	$1,763,543
Voluntary termination	$588,937	$585,670	$1,174,607

James M. Ingram
Termination for cause, death or disability	$—	$—	$—
Involuntary or good reason termination	$912,194	$811,788	$1,723,982
Voluntary termination	$456,097	$811,788	$1,267,885

Mandy M. Pope
Termination for cause, death or disability	$—	$—	$—
Involuntary or good reason termination	$538,063	$443,968	$982,031
Voluntary termination	$269,031	$443,968	$712,999

(1)	The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include accrued salary and vacation pay and distributions of plan balances under the Company’s 401(k) plan and deferred compensation plan.

(2)	Includes the acceleration of restricted stock awards based on the closing price of the Company’s Common Stock ($20.82) on December 31, 2009 plus the dividends accrued through such date. Does not include the cash payout of stock options since all stock options were vested and exercisable as of December 31, 2009.
Compensation of Directors
          The Company’s Board of Directors approved a revised compensation program for the non-employee Directors effective July 1, 2009. Under the revised non-employee Director compensation program, each non-employee Director is paid an annual retainer of $75,000. For the year beginning July 1, 2009, the annual retainer will be paid by (i) the issuance of 600 shares of the Company’s common stock pursuant to the 2001 Directors Plan (valued as of the May 14, 2009 grant date at a total of $8,442) and (ii) quarterly payments of $16,639.50 in cash. If the 2010 Omnibus Equity Incentive Plan is approved (Proposal 2), the $75,000 annual retainer will be paid 50% in cash and 50% in common stock of the Company. If a Director is elected or appointed on a date other than an annual meeting date, such Director will receive a pro-rata portion of the annual retainer paid 50% in cash and 50% in common stock of the Company.

          The chairperson of the Audit Committee receives an annual cash retainer of $15,000, and beginning July 1, 2009 the chairperson of each of the other committees receives an annual cash retainer of $7,500. Each non-employee Director is paid $1,500 for each Board meeting attended. The Audit Committee chairperson receives $2,000 for each Audit Committee meeting attended, and other members of the Audit Committee receive $1,500 for each Audit Committee meeting attended. Members of all other committees receive $1,000 ($750 prior to July 1, 2009) for each meeting attended. In each case, the non-employee Director is also reimbursed for his or her expenses in connection with attendance at each meeting.
          Additionally, under the 2001 Directors Plan, a new Director receives, upon initial election or appointment as a non-employee Director, a stock award of 600 shares of Common Stock. If the 2010 Omnibus Equity Incentive Plan is approved (Proposal 2), the stock award for new Directors will be made pursuant to that plan.
          Mr. Rogers does not receive any compensation for serving the Company as a member of the Board of Directors or any of its committees. In 2009, Mr. Speed received cash compensation of $122,000 for his service as Chairman of the Board of Directors. The Company’s non-employee Directors received the following aggregate amounts of compensation for the year ended December 31, 2009:
2009 Director Compensation

	Fees Earned	Stock	Option
Name	or Paid in Cash	Awards (1)	Awards (2)	Total
Daniel P. Friedman	$55,161	$8,442	—	$63,603
Roger P. Friou	$76,161	$8,442	—	$84,603
Michael J. Lipsey	$44,411	$8,442	—	$52,853
Brenda J. Mixson	$14,864	$16,339	—	$31,203
Troy A. Stovall	$67,661	$8,442	—	$76,103
Lenore M. Sullivan	$63,911	$8,442	—	$72,353

(1)	Represents the grant date fair value of the award determined in accordance with FASB ASC Topic 718. All Directors, other than Ms. Mixson, received 600 shares of Common Stock as part of their annual retainer upon re-election to the Board at the 2009 Annual Meeting of Stockholders. Ms. Mixson received 600 shares of Common Stock as an initial award and 321 shares of Common Stock as a pro rated portion of the annual retainer upon her appointment to the Board on October 30, 2009. Under the Company’s Deferred Compensation Plan, Mr. Stovall and Ms. Sullivan elected to defer receipt of all or a portion of the annual stock retainer awards.

(2)	No stock options were granted in 2009. As of December 31, 2009, the following non-employee Directors had stock option holdings in the Company as indicated: Mr. Friedman, 3,000 options; Mr. Friou, 3,000 options; and Ms. Sullivan, 6,500 options.
Compensation Committee Interlocks
          As noted above, the Compensation Committee is comprised of three independent Directors: Messrs. Stovall and Friedman, and Ms. Sullivan. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors, nor has such interlocking relationship existed in the past.
Certain Transactions and Relationships
          Change in Control Agreement. The Company has entered into a change in control agreement with each of the Company’s executive officers. See “Potential Payments Upon Change in Control” above.
          Family Relationships. Leland Speed, Chairman, is the father of Warren Speed, an officer of the Company. Warren Speed earned $167,063 in salary and bonus for 2009. Michael J. Lipsey, Director, is the father of Jayson Lipsey, an officer of the Company. Jayson Lipsey earned $171,000 in salary and bonus for 2009.

          Related-Party Transactions Policies and Procedures. In March 2007, the Board of Directors adopted the written “Related-Party Transactions Policies and Procedures” that states that the Company’s Audit Committee is responsible for the review, approval and ratification of transactions with executive officers, Directors, nominees, greater than five percent owners of Company stock, or immediate family members of any of the foregoing (“related persons”).
          The policy requires that any newly proposed transaction between the Company and a related person must be submitted to the Audit Committee for approval if the amount involved in the transaction is greater than $100,000 in a calendar year, the Company is a participant, and any related person has or will have an interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity) (“interested transactions”). If advance approval is not feasible, then the interested transaction will be considered for ratification at the next regularly scheduled meeting of the Audit Committee. In making its determination, the Audit Committee will consider, among other factors, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. On-going related person transactions are reviewed on an annual basis. No Director will participate in any discussion or approval of an interested transaction for which he or she is a related party.
The following interested transactions do not require pre-approval by the Audit Committee:
1.	Any employment by the Company of an executive officer of the Company if (a) the related compensation is required to be disclosed in the Company’s proxy material or (b) the executive officer is not an immediate family member of another executive officer or Director of the Company, the related compensation would be reported in the Company’s proxy material if the executive officer was a “named executive officer” and the Company’s Compensation Committee approved, or recommended that the Board approve, such compensation.

2.	Any compensation paid to a Director if the compensation is required to be disclosed in the Company’s proxy material.

3.	Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), Director or less than 10 percent beneficial owner, if the aggregate amount involved does not exceed the greater of $250,000 or two percent of that company’s total annual revenues.

4.	Any charitable contributions by the Company to an entity at which the related person’s only relationship is as an employee (other than an executive officer) or a Director, if the aggregate amount involved does not exceed the lesser of $100,000 or two percent of the charitable organization’s total annual receipts.

5.	Any transaction where the related person’s interest arises solely from the ownership of Common Stock and all holders of Common Stock receive the same benefit on a pro rata basis.

6.	Any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.
The Chair of the Audit Committee has the authority to pre-approve or ratify any interested transaction with a related party in which the aggregate amount involved is expected to be less than $500,000. In connection with each regularly scheduled meeting of the Audit Committee, a summary of each new interested transaction deemed pre-approved pursuant to paragraph (3) or (4) above and each new interested transaction pre-approved by the Chair will be provided to the Audit Committee for its review.

OWNERSHIP OF COMPANY STOCK
Security Ownership of Certain Beneficial Owners
          To the best of the Company’s knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), beneficially owned, as of March 19, 2010 more than five percent of the Common Stock, except as set forth in the following table.

	Amount of Common		Percent of
Name and Address	Stock Beneficially		Common
of Beneficial Owner	Owned		Stock (1)
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,282,267	(2)	10.6%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	2,092,900	(3)	9.7%

Blackrock, Inc. 40 East 52nd Street New York, NY 10022	1,971,983	(4)	9.1%

Goldman Sachs Asset Management, L.P. 32 Old Slip New York, New York 10005	1,695,171	(5)	7.9%

(1)	Based on the number of shares of Common Stock outstanding on March 19, 2010 which was 21,568,931 shares.

(2)	Based upon an amended Statement on Schedule 13G filed with the SEC that indicated that The Vanguard Group, Inc. has sole dispositive power with respect to 2,251,617 shares of Common Stock and Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of and directs the voting of 30,650 shares of Common Stock as a result of its serving as investment manager of collective trust accounts.

(3)	Based upon an amended Statement on Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”). These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(4)	Based upon a Statement on Schedule 13G filed with the SEC that indicated that Blackrock, Inc. and related entities have sole voting power with respect to 1,971,983 shares of Common Stock and sole dispositive power with respect to 1,971,983 shares of Common Stock. On December 1, 2009, Blackrock, Inc. completed its acquisition of Barclays Global Investors, NA and certain of its affiliates (collectively, the “BGI Entities”) from Barclays Bank PLC. As a result, substantially all of the BGI Entities are now included as subsidiaries of Blackrock, Inc. for purposes of Schedule 13G filings.

(5)	Based upon an amended Statement on Schedule 13G filed with the SEC that indicates that Goldman Sachs Asset Management, L.P., together with GS Investment Strategies, LLC has shared dispositive power with respect to 1,695,171 shares of Common Stock and shared voting power with respect to 1,539,791 shares of Common Stock.
Security Ownership of Management
          Ownership Table. The following table sets forth the shares of Common Stock beneficially owned, as of March 19, 2009, by each Director, nominee for Director, Named Executive Officer of the Company and by the

Directors, nominees and executive officers as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock set forth in the table.

	Number of Shares of		Percent of
	Common Stock		Common
	Beneficially Owned		Stock (1)
Charles T. Cannada	500	(2)	*
Laurie L. Dotter	—		*
Daniel P. Friedman	19,540	(3)	*
Roger P. Friou	13,231	(4)	*
Michael J. Lipsey	5,959	(5)	*
Brenda J. Mixson	1,921		*
Steven G. Rogers	207,462	(6)	*
Leland R. Speed	119,983	(7)	*
Troy A. Stovall	1,420	(8)	*
Lenore M. Sullivan	10,300	(9)	*
J. Mitchell Collins	7,673	(10)	*
William R. Flatt	38,952	(11)	*
James M. Ingram	42,661	(12)	*
Mandy M. Pope	21,891	(13)	*
Directors and executive officers as a group	491,493		2.3%

*	Less than 1%.

(1)	Based on the number of shares of Common Stock outstanding on March 19, 2010, which was 21,568,931 shares.

(2)	Does not include 500 shares of Common Stock held by Mr. Cannada’s wife, as to which Mr. Cannada disclaims beneficial ownership. Mr. Cannada and his wife also own 2,400 shares of 8.00% Series D cumulative redeemable preferred stock (“Series D preferred stock”) that do not have voting rights at the Meeting.

(3)	Includes 3,000 shares of Common Stock Mr. Friedman has the right to acquire pursuant to exercisable options granted under the 2001 Directors Plan and 900 shares of Common Stock Mr. Friedman owns as custodian for his child. Does not include 1,100 shares of Common Stock Mr. Friedman holds indirectly through the Parkway Properties, Inc. Deferred Compensation Trust (the “Deferred Compensation Trust”). Mr. Friedman’s wife owns 3,625 shares of Series D preferred stock that do not have voting rights at the Meeting.

(4)	Includes 3,000 shares of Common Stock Mr. Friou has the right to acquire pursuant to exercisable options granted under the 2001 Directors Plan and 6,731 shares of Common Stock owned by a limited partnership of which Mr. Friou is the sole general partner and his wife and two adult children are the sole limited partners.

(5)	Includes 5,359 shares of Common Stock owned by the Lipsey Real Estate Fund.

(6)	Includes 33,375 shares of Common Stock Mr. Rogers has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 36,750 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Also includes 50,000 shares of Common Stock pledged as security on a personal line of credit. Does not include 39,000 shares of Common Stock Mr. Rogers holds indirectly through the Deferred Compensation Trust. Does not include 16,108 shares of Common Stock beneficially owned by Mr. Rogers’ wife as to which he disclaims beneficial ownership. Mr. Rogers also owns 1,100 shares of Series D preferred stock that do not have voting rights at the Meeting.

(7)	Includes 12,500 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan. Does not include 4,000 shares of Common Stock Mr. Speed holds indirectly through the Deferred Compensation Trust. Does not include 21,157 shares of Common Stock owned by Mr. Speed’s wife, as to all of which Mr. Speed disclaims beneficial ownership.

(8)	Does not include 1,080 shares of Common Stock Mr. Stovall holds indirectly through the Deferred Compensation Trust. Does not include 150 shares of Common Stock held in Mr. Stovall’s wife’s retirement account, as to which Mr. Stovall disclaims beneficial ownership.

(9)	Includes 6,500 shares of Common Stock Ms. Sullivan has the right to acquire pursuant to exercisable options granted under the 2001 Directors Plan. Does not include 1,700 shares of Common Stock Ms. Sullivan holds indirectly through the Deferred Compensation Trust.

(10)	Based on the Company’s records as of February 5, 2010.

(11)	Includes 4,594 shares of Common Stock Mr. Flatt has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 19,500 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan. Also includes 2,000 shares of Common Stock pledged as security on a personal line of credit. In addition, includes approximately 24 shares of Common Stock held indirectly through a trust for the benefit of Mr. Flatt’s niece.

(12)	Includes 17,375 shares of Common Stock granted to Mr. Ingram as incentive restricted shares under the 2003 Equity Incentive Plan. Also includes 6,000 shares of Common Stock pledged as security on a personal line of credit. Does not include 4,250 shares of Common Stock Mr. Ingram holds indirectly through the Deferred Compensation Trust.

(13)	Includes 835 shares of Common Stock Ms. Pope has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan and 12,375 shares of Common Stock granted as incentive restricted shares under the 2003 Equity Incentive Plan.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Exchange Act requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC to report a change in ownership within two business days following the day on which the transaction occurs. During 2009, no Directors or executive officers of the Company were late in filing reports under Section 16(a), except for Mr. Rogers inadvertently filed a Form 4 late to report the withholding of stock to pay the tax liability incident to the vesting of certain restricted stock in February 2009.
PROPOSAL 2 — APPROVE THE 2010 OMNIBUS EQUITY INCENTIVE PLAN
Summary of the 2010 Omnibus Equity Incentive Plan
          The Board of Directors adopted the Parkway Properties, Inc. 2010 Omnibus Equity Incentive Plan (the “2010 Equity Plan”) upon the recommendation of the Compensation Committee and subject to approval by the Company’s stockholders. If approved by the stockholders, the 2010 Equity Plan will be effective as of May 1, 2010, and will replace the Company’s 2003 Equity Incentive Plan (the “2003 Plan”). Under the 2003 Plan, 72,151 shares of Common Stock remained available for grant as of December 31, 2009. If the stockholders approve the 2010 Equity Plan, no grants will be made with respect to any of the shares remaining under the 2003 Plan, nor with respect to any shares that may later become available under the 2003 Plan for any reason such as forfeiture of outstanding grants. The 2010 Equity Plan will also replace the 2001 Directors Plan, under which 224,579 shares of Common Stock remained available for awards as of December 31, 2009. If the stockholders approve the 2010 Equity Plan, no awards will be made with respect to the shares remaining under the 2001 Non-Employee Directors Equity Compensation Plan.
          A summary of the 2010 Equity Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the plan, which is attached as Appendix A.
Purpose, Administration, Background
          The purposes of the 2010 Equity Plan are to promote the growth and success of the Company by aligning the interests of plan participants with those of the Company’s stockholders and to attract, retain, and reward employees and Directors of the Company.
          A committee of non-employee Directors (the “Plan Committee”) will administer the 2010 Equity Plan. The Plan Committee will have sole discretion to select the recipients of awards, establish the terms of awards, interpret the plan, and amend awards, all subject to the terms of the 2010 Equity Plan.

          The 2010 Equity Plan permits the grant of the following types of awards: (1) nonstatutory stock options, incentive stock options (“ISOs”), and stock appreciation rights; (2) restricted shares and restricted share units; and (3) other forms of awards payable in or denominated by reference to shares of Common Stock.
          All of the employees of the Company, employees of certain subsidiaries of the Company, and non-employee Directors of the Company are eligible to participate in the 2010 Equity Plan. The actual number of participants who will receive awards under the 2010 Equity Plan cannot be determined in advance because the Plan Committee has discretion to select the participants.
          The 2010 Equity Plan permits the grant of awards with respect to 600,000 shares of Common Stock. The maximum number of shares that may be made subject to awards granted in a calendar year to an individual participant is 60,000. If an award is cancelled or expires unvested or unexercised, or is settled in cash rather than in shares of Common Stock, then the shares covered by the portion of the award that is so cancelled, expired, or settled will again become available for award under the plan. Shares of Common Stock tendered in payment of an exercise or purchase price or tendered or retained to satisfy the Company’s tax withholding obligation will also become available for award under the plan.
Restricted Share and Restricted Share Units
          A restricted share award is an award of shares of Common Stock in which the recipient’s interest is forfeitable upon grant and will become nonforfeitable only if vesting conditions established by the Plan Committee are satisfied. A restricted share unit award obligates the Company to issue a specified number of shares of Common Stock (or their cash equivalent) in the future if vesting conditions established by the Plan Committee are satisfied. The Plan Committee determines the number of shares covered by an award of restricted shares or restricted share units and establishes the terms of the award, including the vesting conditions for the award. The vesting conditions may relate to the continuance of the recipient’s employment, the satisfaction of specified performance goals (relating to the Company, a unit of the Company, or the recipient) within a specified period, or other factors, or a combination of factors. A participant will forfeit a restricted share or restricted share unit award to the extent its vesting conditions are not satisfied within the period established by the Plan Committee.
          Restricted shares will carry voting and dividend rights unless the Plan Committee provides otherwise in the award agreement, or unless the vesting of the restricted shares is subject to a performance condition, in which case no dividend will be payable unless the performance condition is satisfied. A restricted share unit award does not carry voting or dividend rights, but the Plan Committee may provide in the award agreement for the payment of dividend equivalents if the award’s vesting conditions are satisfied.
Stock Options
          A stock option is the right to purchase shares of Common Stock at a fixed exercise price during a fixed period of time. The 2010 Equity Plan permits the grant of nonstatutory options and options that qualify as ISOs for tax purposes. The Plan Committee establishes the number of shares covered by each option and the exercise price per share, which cannot be less than the fair market value of a share on the date of grant. An option will become vested and exercisable at such times and subject to such conditions as the Plan Committee determines but will not be exercisable later than ten years after grant. The exercise price of an option must be paid upon exercise in a form of payment prescribed by the Plan Committee. The Plan Committee may provide for any form of payment it finds appropriate, including payment in cash, tender of shares of Common Stock, and retention by the Company of shares otherwise issuable on the option exercise having a fair market value at exercise equal to the option exercise price.
Stock Appreciation Rights
          A stock appreciation right entitles the recipient to payment from the Company on the exercise date of an amount equal to any excess of the fair market value of a share of Common Stock on the exercise date over the exercise price for the stock appreciation right, multiplied by the number of shares covered by the exercise. The Plan Committee establishes the number of shares covered by each stock appreciation right and the exercise price per share, which cannot be less than the fair market value of a share of Common Stock on the date of grant. A stock appreciation right will become vested and exercisable at such times and subject to such conditions as the Plan Committee determines but will not be exercisable later than ten years after grant. The Company may settle the amount due on exercise of a stock appreciation right by payment in cash or the issuance of shares of Common Stock, or in a combination of cash and shares, as the Plan Committee determines.
Other Forms of Award
          The 2010 Equity Plan permits the grant of other forms of award that provide for the issuance of shares of Common Stock, or that are denominated in or measured by the fair market value of a share of Common Stock, or that provide for payment in shares of Common Stock rather than cash under a bonus or incentive plan of the Company. The Plan Committee will determine the terms and conditions of any such award.
Grants to Non-employee Directors
          With respect to Directors of the Company who are not employees of the Company or its subsidiaries, the 2010 Equity Plan permits the grant of awards to such Directors, provided the grants are made in accordance with a nondiscretionary formula established by the Board of Directors. If the 2010 Equity Plan is approved by the stockholders, the Board has adopted a policy under the 2010 Equity Plan pursuant to which awards will be made to non-employee Directors. The policy provides that the Company shall automatically award 600 shares of Common Stock to each individual who is first elected or appointed a non-employee Director on or after the date of the Meeting, provided that he or she did not previously serve as a Director of the Company. In addition, each year, as of the date of the Company’s Annual Meeting of Stockholders, the Company shall automatically award an annual retainer share award to each non-employee Director who has been elected or reelected as a member of the Board of Directors at the Annual Meeting. The number of shares shall be equal to $37,500 divided by the fair market value of a share on the date of such election. If a non-employee Director is elected or appointed to the Board of Directors other than at an Annual Meeting of the Company, the annual retainer share award shall be pro rated.
Adjustment in Authorized Shares and to Awards
          The 2010 Equity Plan provides that, in the event of a change in the capitalization of the Company, a corporate transaction involving the Company, or a reorganization or liquidation of the Company, the Plan Committee will adjust the number and class of shares of Common Stock remaining available for awards under the plan, the numbers of shares subject to outstanding awards, the exercise prices under outstanding awards, and the limits on awards, in a manner the Plan Committee determines equitable, to prevent dilution or enlargement of benefits under the plan.
Forfeiture on Misconduct; Recoupment; Reservation of Discretion
          Under the 2010 Equity Plan, a participant will forfeit all rights under outstanding awards if the Plan Committee determines that the participant’s behavior constitutes misconduct as defined in the plan. The 2010 Equity Plan permits the Plan Committee to provide in an award agreement or in a policy applicable to awards under the plan that, under specified conditions, a participant will be obliged to return to the Company amounts paid and shares of Common Stock distributed under the plan. By way of illustration, the specified conditions may include the occurrence of an error in financial reporting resulting in payment of excess performance-based compensation. The 2010 Equity Plan also permits the Plan Committee to reserve discretion to decrease (but not increase) the amount of an outstanding award.
Change in Control
          An award agreement may provide, or the Plan Committee may amend an award agreement to provide, that, upon a change in control of the Company (as defined in the 2010 Equity Plan), one or more of the following will occur in full or part: the award will vest or become exercisable; the award will terminate after a specified notice period; or the award will be converted into shares of an acquirer. However, if a participant does not have an individual change in control agreement with the Company, then acceleration or vesting will be limited to the extent required to achieve an optimum after-tax position for the participant (taking into account income taxes and golden parachute excise taxes).
Amendment and Termination; Prohibition against Repricing
          The Board of Directors may amend the 2010 Equity Plan without stockholder approval unless applicable law or stock exchange rules would require stockholder approval for the amendment, or the amendment would allow the grant of options or stock appreciation rights at an exercise price below market value at date of grant. An option or stock appreciation right may not be amended to reduce the exercise price, nor be cancelled and replaced with an option or stock appreciation right with a lower exercise price.
          No awards may be granted under the 2010 Equity Plan after April 30, 2020.
Federal Tax Consequences
          The federal income tax consequences of awards under the 2010 Equity Plan for participants and the Company will depend on the type of award granted. The following description of tax consequences is intended only for the general information of stockholders. A participant in the 2010 Equity Plan should not rely on this description and instead should consult his or her own tax advisor.
          Under present law the federal income tax consequences of options granted to employees and Directors under the 2010 Equity Plan will generally be the following: The grant of an option will have no tax consequences for the participant or the Company. Upon the exercise of an option that is not an ISO, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the exercise date over the exercise price, and the Company will be entitled to a deduction in the same amount. Upon the exercise of an ISO, the employee will not recognize any ordinary income, nor will the Company be entitled to a deduction. However, the alternative minimum tax may apply, because the excess of the fair market value of ISO shares on the date of exercise over the exercise price is an adjustment to the employee’s alternative minimum taxable income. If there is no disposition of ISO shares before the later of two years from the date of grant and one year from the date of exercise, then the employee will realize a capital gain or loss upon a sale of the ISO shares. If the ISO shares are sold before the later of two years from the date of grant and one year from the date of exercise, the amount of gain realized on the sale or, if less, the excess of the fair market value on the exercise date over the exercise price, will be ordinary income for the employee and deductible by the Company; any balance of the gain or loss recognized by the employee on the sale will be a capital gain or loss.
          The grant of a stock appreciation right will have no tax consequences for the participant. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of cash paid and the fair market value of any shares of Common Stock delivered to the participant.
          Upon the grant of a restricted share or restricted share unit award, there will be no tax consequences to the participant. Generally, the participant will recognize ordinary income on the date the award vests, in an amount equal to, in the case of restricted shares, the value of the shares on the vesting date, or, in the case of restricted share units, the amount of cash paid and the fair market value of any shares delivered on the vesting date. With respect to restricted shares, under section 83 of the Internal Revenue Code, a participant may elect to recognize income at the date of grant rather than the date of vesting. Participants may be eligible to defer the recognition of income under the Company’s Deferred Compensation Plan.
          Generally, the Company will be entitled to a deduction in connection with an award equal to the amount of ordinary income recognized by the participant and at the time the participant recognizes the income for tax purposes, subject to a limit on the deductibility of compensation paid in a calendar year to the Company’s Chief Executive Officer and three other most highly compensated executive officers, other than the Chief Financial Officer. The deduction limit for each covered officer is $1,000,000. However, the deduction limit does not apply to certain types of performance-based compensation if certain conditions are met. These conditions include stockholder approval of the plan under which the compensation is paid and, for awards other than stock options and stock appreciation rights, the establishment of performance criteria that must be satisfied in order for the award to vest. The Company believes that compensation attributable to options and stock appreciation rights granted under the 2010 Equity Plan will be treated as qualified performance-based compensation and thus will not be subject to the deduction limit. The Company also believes that the design of the 2010 Equity Plan, including the performance criteria set out in the plan for use as the bases of performance goals, will allow the Plan Committee to grant awards of restricted shares and restricted share units that will qualify for treatment as performance-based compensation not subject to the deduction limit.
New Plan Benefits
          The Plan Committee will determine, from time to time, the type, size, and terms of awards to be granted to officers, Directors, and employees under the 2010 Equity Plan, so the amount of compensation payable under the plan cannot be determined in advance.
PROPOSAL 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to act as auditors for the fiscal year ending December 31, 2010, subject to stockholder ratification. A representative of KPMG is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.
          At the Meeting, the stockholders will be asked to ratify the selection of KPMG as the Company’s independent registered public accounting firm. Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the selection of KPMG to the stockholders for ratification because we value the stockholders’ views on the Company’s independent registered public accounting firm and as a matter of good corporate practice. In the event that the stockholders fail to ratify the selection, it will be considered as a direction to the Board of Directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm, subject to ratification by the Board, at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
          The affirmative vote of the holders of a majority of the votes cast, assuming a quorum is present at the Meeting, is required to ratify the appointment of KPMG. The Directors of the Company unanimously recommend a vote FOR the ratification of KPMG as the Company’s independent registered public accounting firm for 2010. Unless otherwise instructed, proxies will be voted FOR ratification of the appointment of KPMG.
          In connection with the audit of the 2009 financial statements, the Company entered into an engagement agreement with KPMG which set forth the terms by which KPMG will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.
          The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG for fiscal 2009 and 2008:

	2009	2008
Audit Fees (1)	$511,990	$488,500
Audit-Related Fees (2)	$140,000	$35,755
Tax Fees (3)	$18,500	$18,500
All Other Fees	$—	$—

Total	$670,490	$542,755

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings. Audit fees also include travel and lodging costs incurred in connection with the rendering of audit services.

(2)	Audit-related fees consisted primarily of accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.

(3)	Tax fees consisted of tax return preparation for Parkway Properties Office Fund, LP and Parkway Properties Office Fund II, LP.
          Pre-Approval Policies and Procedures. In April 2009, the Audit Committee adopted a policy pursuant to which the Audit Committee has delegated to its Chairman the authority to address any requests for pre-approval of non-audit services between Audit Committee meetings where accounting work and associated fees are $25,000 and under.
          The Audit Committee of the Board has considered whether provision of the services described above is compatible with maintaining the independence of the Company’s independent registered public accounting firm and has determined that those services have not adversely affected KPMG’s independence.
CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Engagement of KPMG LLP
          The Audit Committee of the Company’s Board of Directors unanimously approved the engagement of KPMG as its new independent registered public accounting firm, effective June 30, 2008.
          Since 2005, KPMG has audited the consolidated historical-cost and consolidated current-value financial statements of Parkway Properties Office Fund, LP (the “Fund”). The Company owns a 25% interest in the Fund. Since the Company is the sole general partner and has the authority to make major decisions on behalf of the Fund, thereby giving the Company a controlling interest, the Fund is included in the Company’s consolidated financial statements. KPMG’s report on the Fund’s consolidated historical-cost and consolidated current-value financial statements for the year ended December 31, 2007 and dated February 26, 2008 was issued on an unqualified basis in conjunction with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.
          During the fiscal year ended December 31, 2007 and the subsequent interim period through June 30, 2008, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Dismissal of Ernst & Young LLP
          On June 30, 2008, the Audit Committee of the Board of Directors unanimously approved the dismissal of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm. During the fiscal year ended December 31, 2007 and the subsequent interim period through June 30, 2008, there were no: (1) disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the matter of the disagreement in connection with their reports, or (2) reportable events as described under Item 304(a)(1)(v) of Regulation S-K.
          The audit reports of E&Y on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal year ended December 31, 2007, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. E&Y’s report on the Company’s consolidated financial statements for the year ended December 31, 2007 and dated February 27, 2008 was issued on an unqualified basis in conjunction with the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

OTHER MATTERS
          So far as management of the Company is aware, no matters other than those outlined in this Proxy Statement will be presented at the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Mandy M. Pope
Executive Vice President, Interim Chief Financial Officer, Chief Accounting Officer and Secretary

Jackson, Mississippi

Appendix A
PARKWAY PROPERTIES, INC.
2010 OMNIBUS EQUITY INCENTIVE PLAN
               1. Introduction.
                         Parkway Properties, Inc. (the “Company”) established the Parkway Properties, Inc. 2010 Omnibus Equity Incentive Plan (the “Plan”), effective May 1, 2010, subject to shareholder approval as provided in Section 16.
               2. Purposes.
                         The purposes of the Plan are to promote the growth and success of the Company by aligning the interests of Employees and Directors with those of the Company’s shareholders and to attract, retain, and reward Employees and Directors. To serve these purposes, the Plan offers equity-based incentive awards.
               3. Definitions.
                         As used in this Plan:
                    (a) “Award Agreement” shall mean a written agreement entered into between the Company and a Participant or other documentation issued by the Company, in either case setting forth the terms and conditions applicable to an award granted under the Plan. An Award Agreement shall be subject to the terms of the Plan.
                    (b) “Board of Directors” or “Board” shall mean the Board of Directors of the Company.
                    (c) “Committee” shall mean a committee of the Board of Directors of the Company, which committee shall be composed of those members of the Compensation Committee of the Board of Directors who are non-employee directors as that term is defined under Securities and Exchange Commission Rule 16b-3 and outside directors as that term is defined for the purposes of the Internal Revenue Code section 162(m), provided that, should there be fewer than two members of the Compensation Committee who are both non-employee directors and outside directors, the Committee shall be composed of two or more members of the Board of Directors designated by the Board who are non-employee directors and outside directors, including anyone who is a member of the Compensation Committee.
                    (d) “Common Shares” or “Shares” shall mean the shares of common stock, $0.001 par value, of the Company.
                    (e) “Director” shall mean a member of the Board of Directors of the Company.
                    (f) “Employee” shall mean an employee of the Company or a Subsidiary.
                    (g) “Fair Market Value” of a Common Share shall mean, on a given date, (i) if the Common Shares are traded in the over-the-counter market, the average between the closing bid and asked prices of a Share or the price of a Share quoted on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted, or, (ii) if the Common Shares are traded on a national securities exchange, the closing price of a Share as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported.
                    (h) “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
                    (i) “Misconduct” shall mean conduct of a Participant that, in the Committee’s judgment, constitutes:
(i)	a commission of an act of theft, embezzlement, fraud, dishonesty, or other criminal act, harmful to the Company or a Subsidiary,

(ii)	a breach of a fiduciary duty owed to the Company or a Subsidiary,

(iii)	a deliberate and serious disregard of rules of the Company or a Subsidiary,

(iv)	an unauthorized disclosure of any of the trade secrets or confidential information of the Company or a Subsidiary, or

(v)	competition with the Company or a Subsidiary.
                    (j) “Option” shall mean an option awarded pursuant to Section 8 to purchase a Common Share and may refer to an incentive stock option (“ISO”) as defined in Internal Revenue Code section 422, or a nonstatutory stock option (that is, an option that is not an ISO).
                    (k) “Participant” shall mean an Employee or Director who holds an outstanding award under the Plan.
                    (l) “Performance Goal” shall mean an objective test of performance based on one or more of the following criteria: revenue; earnings; net earnings; operating earnings; earnings before taxes; earnings before income tax expense, interest expense, and depreciation and amortization expense (“EBITDA”); earnings per Share; stock price; costs; return on equity; return on assets; assets management; asset quality; asset growth; budget achievement; net operating income (“NOI”); average occupancy; year-end occupancy; funds from operations (“FFO”); adjusted funds from operations (“AFFO”); funds available for distribution (“FAD”); dividend or FAD payment; total shareholder return on an absolute basis or a relative basis measured against comparable peers or a real estate index; leverage ratios; capital expenditures; customer satisfaction survey results; property operating expense savings; design, development, permitting, or other progress on designated properties; third-party fee generation; leasing goals; goals relating to acquisitions or divestitures, targeted financing, or capital market objectives; lease retention; liability management; credit management; certain levels of operating expense; growth in assets, unit volume, revenue, sales, or market share; or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, or cost targets. Performance Goals may differ from Participant to Participant and award to award and may be established for the Company as a whole, on a per Share basis, or for the Company’s various properties, groups, divisions, or Subsidiaries, or a combination of them. Performance Goals may be based on absolute performance or on performance relative to performance of unrelated businesses specified by the Committee, on other external measures of the selected performance criteria, or on comparison to any prior period or to budget or target. All calculations and financial accounting matters relevant to this Plan and to which GAAP applies shall be determined in accordance with GAAP as in effect on the date of an award, except as otherwise specified by the Committee. For example, the Committee may specify that the measurement of performance shall include or exclude particular items, such as losses from discontinued operations, debt prepayment penalties, extraordinary gains or losses, the cumulative effect of accounting changes, acquisitions or divestitures, or nonrecurring gains or loss.
                    (m) “Permanent Disability” shall mean a medically determinable physical or mental impairment that may be expected to result in death or to last at least a year and that renders an Employee incapable of performing that Employee’s duties with the Company. A determination of disability shall be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence. Notwithstanding the foregoing, in the case of a determination that would accelerate payment of Restricted Share Units or other awards or amounts that are deferred compensation subject to Code section 409A, a Participant shall be considered to have a “Permanent Disability” only if the Participant is “disabled” within the meaning of Code section 409A or the regulations issued under that section.
                    (n) “Restricted Period” shall mean the period described in Section 10(b)(i) or Section 11(b)(i).
                    (o) “Restricted Share” shall mean an award granted pursuant to Section 10.
                    (p) “Restricted Share Unit” or “ RSU” shall mean an award granted pursuant to Section 11.
                    (q) “Stock Appreciation Right” or “SAR” shall mean an award granted pursuant to Section 9.
                    (r) “Subsidiary” shall mean a corporation, partnership, joint venture, or other entity in which the Company has an equity, profit, or voting interest of at least 50 percent.

               4. Administration.
                         The Committee shall administer the Plan. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall have full authority to interpret the Plan and Award Agreements, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it finds necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that:
                    (a) The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.
                    (b) The Committee may delegate ministerial duties and authority to interpret the Plan and respond to claims to a Senior Vice President or an Executive Vice President, provided that the Committee may not delegate authority with respect to (i) nonministerial actions affecting Participants subject to the reporting requirements of the Securities Exchange act of 1934, (ii) nonministerial actions with respect to awards intended to qualify for the performance based exception under Code section 162(m), or (iii) the certification of the satisfaction of Performance Goals.
                    No Committee member and no delegate of the Committee shall be liable for any determination made in good faith with respect to the Plan, an award, or a Participant.
               5. Shares Subject to Plan and Limits on Awards.
                    (a) Share Available. Subject to adjustment pursuant to Section 14, the maximum number of Common Shares with respect to which awards may be granted under the Plan is 600,000.
                    (b) Limits on Awards. Subject to adjustment pursuant to Section 14, the following additional limits shall apply to awards under the Plan:
                         (i) The aggregate number of Common Shares that may be made subject to Options and Stock Appreciation Rights granted under the Plan to any individual Participant during any one calendar year may not exceed 60,000.
                         (ii) The maximum aggregate number of Common Shares that may be issued pursuant to incentive stock options granted under the Plan is 200,000.
                         (iii) The aggregate number of Common Shares that may be made subject to Restricted Share and Restricted Share Unit awards granted under the Plan to any individual Participant during any one calendar year may not exceed 60,000.
                         (iv) The aggregate number of Common Shares that may be made subject to awards granted under the Plan to any individual Participant during any one calendar year may not exceed 60,000.
                    (c) Cancellation or Expiration of Awards; Payment in Common Shares.
                         (i) General. If all or a portion of an award under the Plan is cancelled or expires for any reason before having been fully vested or exercised by a Participant, is settled in cash in lieu of Common Shares, or is exchanged for other awards, all Common Shares covered by the portion of any such award that is cancelled or expires, is settled in cash, or is exchanged for other awards shall again become available for award under the Plan.
                         (ii) Options. Upon the grant of an Option, the number of Common Shares available for grants of awards under the Plan shall initially be reduced by the number of Common Shares subject to the Option. Upon any exercise of the Option on a net exercise basis (as defined in Section 8(b)(iii)(3)), the number of Common Shares subject to the Option in excess of the number actually issued upon exercise shall again become available for award under the Plan.
                         (iii) Stock Appreciation Rights. Upon the grant of a Stock Appreciation Right, the number of Common Shares available for grants of awards under the Plan shall initially be reduced by the number of Common Shares subject to the SAR. Upon final settlement of the SAR, the total number of Common

Shares subject to the SAR in excess of the number actually issued in settlement of the SAR shall again become available for award under the Plan.
                         (iv) Payments in Shares. Common Shares tendered in payment of an exercise or purchase price or tendered or withheld to satisfy the Company’s tax withholding obligation shall again become available for award under the Plan.
               6. Eligibility.
                    Employees and Directors shall be eligible to receive awards under the Plan, provided that no Employee or Director shall be entitled to an award except as determined by the Committee or as provided by any Independent Director Compensation Policy described in Section 13.
               7. Awards.
                    (a) Types of Awards. Awards under the Plan may be in the form of: Options (either incentive stock options, within the meaning of Code section 422, or nonstatutory stock options), Stock Appreciation Rights, Restricted Shares, Restricted Share Units, and other Share-based awards (as described in Section 12).
                    (b) Award Agreements. The Committee shall set forth the terms of each award in an Award Agreement. An Award Agreement may contain any provision approved by the Committee, subject to the terms of the Plan. An Award Agreement may make provision for any matter that is within the discretion of the Committee or may reserve for the Committee discretion to approve or authorize any action with respect to the award.
                    (c) Nonuniform Determinations. The Committee’s determinations under the Plan or Award Agreements, including, without limitation, the selection of Participants to receive awards, the type, form, amount, and timing of awards, and the terms of specific Award Agreements, need not be uniform, regardless of whether Participants are similarly situated.
                    (d) Qualification for Section 162(m) Exception.
                         (i) Committee’s Certification of Satisfaction of Performance Goals. If the exercisability, payment, or vesting of an award is conditioned upon the satisfaction of Performance Goals, and the award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the condition shall not be considered satisfied, and the award shall not be exercisable, payable, or vest, as applicable, unless the Committee certifies that the Performance Goal has been satisfied.
                         (ii) Satisfaction of Other Requirements. To the extent an award is intended to qualify for the exception under Code section 162(m) for performance-based pay, the Committee shall make such provisions in Award Agreements and follow such procedures as may be required to satisfy the conditions of the exception. By way of example, the Committee shall establish any Performance Goal associated with such an award by the time within the performance period required for such exception, and the payment terms for such an award shall conform to the requirements of the exception.
                    (e) Discretion. The Committee shall have no discretion to increase the amount of an outstanding award but may reserve discretion to decrease the amount of an outstanding award or the extent to which it is exercisable or payable.
                    (f) Provisions Governing All Awards. All awards will be subject to the following provisions:
                         (i) Transferability. An award shall not be transferable other than by will or the laws of descent and distribution. Awards requiring exercise shall be exercisable during the lifetime of a Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant’s guardian or legal representative.
                         (ii) Employment Rights. Neither the adoption of the Plan nor the grant of an award shall confer on a Participant the right to continued employment with the Company or a Subsidiary, nor shall it interfere with the right of the Company or a Subsidiary to terminate a Participant’s employment at any time for any reason, with or without cause.

                    (g) Prohibition on Repricing of Options and Stock Appreciation Rights. Except for adjustments pursuant to Section 14, the exercise price of an Option or a Stock Appreciation Right may not be repriced. For purposes of this Section, repricing means any of the following or any other action that has the same effect:
                         (i) reduction of the exercise price after the grant of the Option or Stock Appreciation Right;
                         (ii) any other action that is treated as a repricing under generally accepted accounting principles; or
                         (iii) cancellation of an Option or Stock Appreciation Right when its exercise price exceeds the Fair Market Value of the underlying Common Shares, in exchange for cash or another stock-based award, unless the cancellation and exchange occur in connection with a merger, acquisition, spin-off or other similar corporate transaction.
                    (h) Misconduct. Should the Committee determine that a Participant has committed Misconduct, then the Participant shall forfeit all rights under outstanding awards and all further benefits under or attributable to the Plan, so neither the Participant nor his estate or successors shall be entitled to exercise outstanding Options and Stock Appreciation Rights, become vested in Restricted Shares and Restricted Share Units, be paid any Shares or amounts remaining to be paid upon settlement of an award or due under a deferred payment arrangement with respect to an award, or otherwise be entitled to any further benefit under or attributable to the Plan. Before making such a determination, the Committee shall give the Participant a reasonable opportunity to be heard.
                    (i) Recoupment of Awards. The Committee may provide in an Award Agreement or in a policy applicable to an award under this Plan that, under conditions specified in the Award Agreement or policy, the Participant shall forfeit all rights under the award and all further benefits under or attributable to the award or the Plan, and the Participant shall be obliged to pay back or return to the Company amounts or Shares previously paid, distributed, or vested under the award, including dividends and dividend equivalents. Such conditions may include, by way of illustration and not by way of limitation, the occurrence of an error in financial statements that results in the payment of a greater amount of performance-based compensation than would have been paid based on correct financial statements. This paragraph and Paragraph 7(h) shall be construed independently of each other; one shall not limit the application of the other.
               8. Options.
                    (a) Option Grants. The Company shall grant Options to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.
                    (b) Terms of Options. The Award Agreement for an Option shall set forth such terms and conditions as the Committee shall determine and as are consistent with the Plan, including the following:
                         (i) Exercise Price. The Committee shall determine the exercise price of each Common Share subject to an Option, which price shall not be less than the Fair Market Value of a Share on the date the Option is granted.
                         (ii) Exercise Period. An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable more than ten years after the date of the grant of the Option.
                         (iii) Payment of Price. The exercise price of each Share as to which an Option is exercised must be paid in full at the time of exercise. The Committee may, in its discretion, provide in an Award Agreement that payment of the exercise may be made:
                              (1) in cash;
                              (2) by tender of Common Shares owned by the Participant valued at Fair Market Value as of the date of exercise;
                              (3) in Common Shares otherwise issuable to the Participant upon exercise of the Option valued at Fair Market Value as of the date of exercise (“net exercise”);

                              (4) in such other form of consideration as the Committee deems appropriate; or
                              (5) in a combination of cash, Shares (whether then owned or issuable on exercise), and such other consideration as the Committee deems appropriate.
                         (iv) Conditions on Exercise. An Option shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The Committee may in its discretion accelerate or waive any condition applicable to the exercise of an Option.
                         (v) Termination of Employment or Service. The Award Agreement shall specify whether and, if so, the extent to which an Option shall remain exercisable after the termination of the Participant’s employment or service with the Company and its Subsidiaries, whether by death or otherwise, provided that nothing in this paragraph (v) shall authorize the exercise of an Option later than ten years after the date of the grant of the Option.
                         (vi) ISO or Non-ISO. Award Agreement for an Option granted to an Employee shall state whether any part of the Option is intended to be an incentive stock option.
                    (c) Additional Terms of Incentive Stock Options. An incentive stock option may be granted only to an Employee of the Company or a subsidiary (within the meaning of Code section 424) and shall be subject to the following additional terms and conditions:
                         (i) 10 Percent Shareholder. The exercise price of each Common Share subject to an incentive stock option granted to an Employee who, at the time the Option is granted, owns (directly and within the meaning of Code section 424(d)) Shares possessing more than 10 percent of the combined voting power of all classes of Shares of the Company shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted, and the Option shall not be exercisable more than five years after the date of grant.
                         (ii) ISO Limit. To the extent the aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Shares for which an Employee is granted Options designated incentive stock options first exercisable in any calendar year (under this Plan and under all plans of the Company and its Subsidiaries) exceeds $100,000, the Option shall be treated as an Option that is not an incentive stock option.
                         (iii) Disqualified Disposition. If a Participant disposes of Common Shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in Code section 422, the Participant shall notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, number of Shares involved, and any other information about the disposition that the Company may reasonably request.
               9. Stock Appreciation Rights.
                    (a) Grant of Stock Appreciation Rights. A Stock Appreciation Right shall entitle a Participant to receive from the Company, on the exercise date of the SAR, with respect to each Share for which the SAR is exercised, an amount equal to any excess of the Fair Market Value of a Share on the exercise date over the exercise price of the SAR. The Company shall grant SARs to Participants under the Plan in such number, upon such terms, and at such times as the Committee shall determine.
                    (b) Terms of Stock Appreciation Rights. The Award Agreement for a Stock Appreciation Right shall set forth such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:
                         (i) Exercise Price. The Committee shall determine the exercise price of each Common Share subject to the Stock Appreciation Right, which price shall not be less than the Fair Market Value of a Common Share on the date the SAR is granted.
                         (ii) Exercise Period. A Stock Appreciation Right may be exercised in whole or in part from time to time during such period as the Award Agreement shall specify, provided that no SAR shall be exercisable more than ten years after the date of the grant of the SAR.
                         (iii) Conditions on Exercise. A Stock Appreciation Right shall be exercisable at such times and subject to such restrictions and conditions as the Committee shall determine. The Committee may in its discretion accelerate or waive any condition applicable to the exercise of an SAR.

                         (iv) Termination of Employment or Service. The Award Agreement shall specify whether and, if so, the extent to which a Stock Appreciation Right shall remain exercisable after the termination of the Participant’s employment or service with the Company and its Subsidiaries, whether by death or otherwise, provided that nothing in this paragraph (iv) shall authorize the exercise of an SAR later than ten years after the date of the grant of the SAR.
                    (c) Settlement of Stock Appreciation Right. On the exercise date of a Stock Appreciation Right the Company shall settle the SAR, to the extent exercised, by payment of the amount due in the form of cash, Common Shares valued at their Fair Market Value on the exercise date, or a combination of cash and Shares, as the Committee may determine.
               10. Restricted Shares.
                    (a) Grant of Restricted Shares. The Company shall grant Restricted Shares to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.
                    (b) Terms of Restricted Shares. The Award Agreement for a grant of Restricted Shares shall set forth such terms, conditions, restrictions, and limits on the Restricted Shares as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:
                         (i) Conditions on Vesting. The Participant’s interest in a Restricted Share award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:
                              (1) the satisfaction of specified Performance Goals by a specified time or during a specified period,
                              (2) the continuance of the Participant’s employment or service for a specified period, or
                              (3) the satisfaction of other specified conditions.
                              The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period”.
                         (ii) Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (vi), the Participant’s interest in the Restricted Shares shall become vested to the extent provided in the Award Agreement. The restrictions applicable to those vested Restricted Shares shall lapse at that time, and the Company shall deliver a certificate for those vested Shares to the Participant or the Participant’s estate or the person to whom the Participant’s rights are transferred by will or under the laws of descent and distribution, as the case may be, free of all restrictions, subject to the satisfaction of the Company’s withholding obligations as described in Section 19(c).
                         (iii) Forfeiture. Except as provided by the Committee in accordance with paragraph (vi), the Participant shall forfeit Restricted Shares upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant’s interest in the forfeited Restricted Shares shall automatically revert to the Company.
                         (iv) Retention of Certificate. The Company shall issue, for the benefit of the Participant, the number of Common Shares subject to a Restricted Shares award, but the Company shall retain custody of any certificate for such Shares during the Restricted Period.
                         (v) Voting and Dividend Rights. Unless otherwise provided by the Committee in the Award Agreement, the Participant to whom Restricted Shares have been granted shall be entitled, during the Restricted Period, to vote those Shares and to receive the dividends payable with respect to those Shares. If the vesting of an award is conditioned on the satisfaction of a Performance Goal or other performance-related condition, the Committee shall provide in the Award Agreement that no dividends shall be payable with respect to the Restricted Shares during the Restricted Period, but the Committee may make provision for dividend equivalents under Paragraph 10(b)(vii).

                         (vi) Death or Disability. The Committee may provide that upon the termination of the Participant’s employment or service during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Shares shall lapse and the Participant’s interest in those Shares shall become vested.
                         (vii) Dividend Equivalents. The Committee may provide in the Award Agreement that the Participant shall receive, rather than the dividends payable with respect to specified Restricted Shares, a credit equivalent to the amount of such dividends, which shall be payable to the Participant only if the Participant’s interest in the specified Restricted Shares becomes vested; if the Employee forfeits the specified Restricted Shares, the Employee shall simultaneously forfeit the dividend equivalents attributable to such Restricted Shares. The Award Agreement shall specify the time for payment of dividend equivalents, which shall not be later than March 15th following the calendar year in which the Restricted Shares to which the dividend equivalents are attributable become vested, subject to Section 19(b) with respect to deferrals.
               11. Restricted Share Units.
                    (a) Grant of Restricted Share Units. A Restricted Share Unit shall entitle a Participant to a Share, the Fair Market Value of a Share in cash, or a combination of the two, at a future date, subject to the satisfaction of any terms and conditions specified by the Committee. The Company shall grant Restricted Share Units to Participants under the Plan at such times, in such numbers, and upon such terms as the Committee shall determine.
                    (b) Terms of Restricted Share Units. The Award Agreement for Restricted Share Units shall set forth such terms, conditions, restrictions, and limits on the Units as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:
                         (i) Conditions on Vesting. The Participant’s interest in a Restricted Share Unit award shall be forfeitable when the award is granted. In the Award Agreement, the Committee shall prescribe conditions that must be satisfied and the time by which, or time period during which, the conditions must be satisfied, in order for the Participant’s interest to become vested. The conditions may include one or more of the following:
                              (1) the satisfaction of specified Performance Goals by a specified time or during a specified period,
                              (2) the continuance of the Participant’s employment or service for a specified period, or
                              (3) the satisfaction of other specified conditions.
                              The Award Agreement may provide that the extent of the Participant’s vested interest shall be determined by the extent to which a condition is satisfied. The limited period of time provided for the satisfaction of the conditions on an award shall be referred to as the “Restricted Period”.
                         (ii) Vesting. Upon the satisfaction, within the Restricted Period, of the conditions established by the Committee, or as provided in paragraph (v), the Participant’s interest in the Restricted Share Units shall become vested to the extent provided in the Award Agreement.
                         (iii) Forfeiture. Except as provided by the Committee in accordance with paragraph (v), the Participant shall forfeit Restricted Share Units upon the expiration of the Restricted Period, to the extent the conditions prescribed by the Committee have not been satisfied. Upon such a forfeiture, all of the Participant’s interest in the forfeited Restricted Share Units shall automatically revert to the Company.
                         (iv) No Dividends or Voting Rights. A Restricted Share Unit shall carry with it no voting or dividend or other rights associated with Common Share ownership.
                         (v) Death or Disability. The Committee may provide that upon the termination of the Participant’s employment or service during the Restricted Period by reason of death or Permanent Disability, the conditions and restrictions on all or a portion of the Restricted Share Units shall lapse and the Restricted Period with respect to those Units shall expire.
                         (vi) Dividend Equivalents. Notwithstanding paragraph (iv), the Committee may but need not provide that a bookkeeping account established for a Participant shall be credited with an amount equivalent to the amount of dividends that would be payable with respect to a number of Shares equal to the number of Restricted Share Units awarded to the Participant. The Committee may provide for the crediting of interest on any dividend equivalents credited to a Participant’s account or may provide that the dividend equivalent credit be adjusted for hypothetical investment experience in such manner as the Committee may determine. If the Participant forfeits his or her interest in a Restricted Share Unit, the Participant shall simultaneously forfeit any dividend equivalents (as adjusted) attributable to those Restricted Share Units.
                    (c) Payment of Vested Restricted Share Units.
                         (i) Payment of vested Restricted Share Units and other amounts credited to a Participant’s account shall be made at such time or times after the expiration of the Restricted Period as the Committee may establish. The Committee may but need not provide that a Participant may elect to defer payment until such time or times as the Committee may allow. The Committee may provide for payments in lump sums or installments or both. The Committee shall establish procedures for its establishment of the time of payment and for the form and timing of a Participant’s deferral and payment elections. All elections shall conform to the Committee’s procedures. The Committee’s procedures shall conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of compensation in gross income.
                         (ii) The Committee may, in its discretion, change the procedures for elections, change the time to which payment may be deferred, and change the availability of lump sum or installment payments. The Committee may provide that such changes will apply to Restricted Share Units and other amounts already credited to a Participant’s account, with respect to which a Participant may have already made deferral and payment elections, but only to the extent such changes would not cause the Plan to fail to conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of compensation in gross income.
                         (iii) The Company shall not establish any special fund with respect to a Participant’s account. Any credit entries made to a Participant’s account shall constitute a mere promise by the Company to make payments to the Participant, subject to and in accordance with the Plan, from the general assets of the Company, when the payments become due.
                         (iv) To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
               12. Other Awards. The Committee may determine, subject to the terms of the Plan, that the Company shall grant awards that are not described in Sections 8 through 11, but that provide for the issuance of Common Shares, or that are denominated in or measured by the Fair Market Value of a Share, or that provide for payment in the form of Shares rather than cash under any Company bonus or incentive program. The Committee shall determine the terms and conditions of any such other awards and the Participants to whom and the numbers in which such other awards shall be granted. The Committee may condition the exercisability, vesting, and payment of such other awards upon the satisfaction of Performance Goals.
               13. Awards to Independent Directors. Notwithstanding any other provision of the Plan, the grant of any award to a Director who is not also an Employee (an “Independent Director”) shall be made by the Board only pursuant to a written nondiscretionary formula established by the Board (an “Independent Director Compensation Policy”). An Independent Director Compensation Policy shall set forth the type of awards to be granted to Independent Directors, the number of Shares to be subject to Independent Director awards, the conditions on which such awards shall be granted, become exercisable, payable, and expire, and such other terms and conditions as the Board determines in its discretion. Awards granted to Independent Directors shall be subject to all of the limits set forth in this Plan.

               14. Required Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for awards under Section 5, in the number of Shares subject to outstanding awards, in the exercise or purchase price under outstanding awards, and in the limits on awards and the issuance of Shares set forth in Section 5, as determined by the Committee to be appropriate and equitable to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants, provided, however, that the number of Shares subject to an award shall always be a whole number. In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding awards.
                         Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to awards previously granted or the purchase or exercise price per Share under outstanding awards.
               15. Change in Control.
                    (a) Definition. For purpose of this Plan, a “Change in Control” of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if (a) any “person” (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding securities; or (B) during any period of two consecutive years, the following persons (the “Continuing Directors”) cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company’s security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the security holders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of such surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or (D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
                    (b) Effect of Change in Control. An Award Agreement may provide, or the Committee may amend an Award Agreement to provide, that, upon a Change in Control, one or more of the following shall occur to the extent specified in the award agreement or amendment, and dependent on circumstances or conditions specified in the award agreement or amendment:
                         (i) The award shall vest or come exercisable, or conditions attached to the vesting of the award shall lapse.
                         (ii) The award shall terminate, upon such notice as may be required by the award agreement or amendment.
                         (iii) The award shall be converted into shares of the acquireror.
However, unless the Change in Control is a change in the ownership or effective control or of ownership of a substantial portion of the assets of the Company (within the meaning of Code section 409A), a Change in Control shall not accelerate the time of payment of Restricted Share Units and other awards and amounts payable under the Plan that are deferred compensation subject to Code section 409A.
                    (c) Limitation for Excise Tax. If the excise tax imposed by Code section 4999 would apply with respect to any payments to which a Participant is entitled, whether or not in connection with this Plan, and if the Participant does not have an individual agreement with the Company dealing with such excise tax, and if limiting the effect of the provisions of the preceding subsection would result in the Participant’s realization of a net amount from such payments, after taking into account income taxes and such excise taxes, that is greater than the net after-tax amount the Participant would realize from such payments if the provisions of the preceding paragraph were given full effect, then the provisions of the preceding paragraph shall be given effect to the extent, but only to the extent, required to maximize the net after-tax amount to be realized by the Participant. All determinations required to be made for the purposes of this paragraph, including determinations of the net after-tax amount realizable by the Participant, the result of giving full or limited effect to the provisions of the preceding paragraph, and whether, the extent to which, and how the effectiveness of the preceding paragraph shall be limited, shall be made by tax counsel chosen by the Participant and the Company. All determinations of the tax counsel so chosen shall be final and binding on the Company and the Participant. The Company shall pay all reasonable expenses of employing the tax counsel.
               16. Term of Plan; Approval of Shareholders. The Plan shall take effect, subject to the approval of the shareholders of the Company, on May 1, 2010. If shareholder approval is not obtained within twelve months of May 1, 2010, any awards granted under the Plan shall automatically be cancelled. Unless terminated earlier by the Board of Directors, the Plan shall terminate on April 30, 2020, provided that awards outstanding on that date shall survive in accordance with their terms.
               17. Amendment of Awards. Subject to Paragraph 7(g) (prohibition against repricing of Options and Stock Appreciation Rights), the Committee may at any time unilaterally amend any outstanding award to the extent the Committee determines necessary or desirable, provided, however, that an amendment that would be adverse to the interests of the Participant or, with respect to an incentive stock option, that would prevent the Option from qualifying as an ISO, shall not be effective without the holder’s consent.
               18. Amendment and Termination of Plan. The Board may amend, suspend, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange, or if such amendment would allow the grant of Options or Stock Appreciation Rights at an exercise price below Fair Market Value at date of grant.
               19. Miscellaneous.
                    (a) Beneficiary Designation. Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, any benefits remaining payable under the Plan at the Participant’s death shall be paid when due to the Participant’s estate unless otherwise provided in the Award Agreement.
                    (b) Deferrals. Pursuant to the applicable requirements of Code section 409A, the Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or in connection with any other awards. If any such deferral is required or permitted, the Committee shall establish rules and procedures for such deferrals in compliance with the requirements of Code section 409A.
                    (c) Satisfaction of Tax Liabilities.
                         (i) The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements with respect to the settlement or vesting of an award. The Company or a Subsidiary may require the payment of such taxes before Shares deliverable pursuant to such award are transferred to the holder of the award.
                         (ii) The Committee may allow a Participant to elect to pay the Company’s or a Subsidiary’s minimum statutory withholding tax obligation with respect to an award to be settled in Shares by the withholding of Shares from the total number of Shares deliverable pursuant to the award, or by delivering to the Company a sufficient number of previously acquired Shares, in each case in accordance with rules and procedures established by the Committee. Previously owned Shares delivered in payment for such taxes may be subject to such conditions as the Committee may require. The value of each Share withheld, or delivered, shall be the Fair Market Value of a Share on the date an award becomes taxable.
                    (d) No Alienation. Except to the extent required by law, the right of a Participant or beneficiary to payment under this Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or beneficiary.
               20. Restrictions on Issuance of Common Shares.
                         Should the Board of Directors determine that the listing, registration, or qualification of Common Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance or delivery of Common Shares under the Plan, no such Common Shares shall be issued or delivered unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.
                         The certificates representing Common Shares issued by the Company under the Plan may bear a legend describing any restrictions on resale of such Common Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company’s stock transfer records.
               21. Construction.
                         The Plan shall be construed in accordance with the law of the State of Maryland. With respect to Options granted under the Plan that are intended to qualify as incentive stock options as defined in Code section 422, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to give effect to such intention. With respect to awards granted under the Plan that are intended to qualify for the exception under Code section 162(m) for performance-based pay, the terms of the Plan and the Award Agreement shall be construed and administered to give effect to such intention, unless the Committee determines to waive the application of such exception. With respect to awards granted under the Plan that provide for the payment of deferred compensation (within the meaning of Code section 409A), the terms of the Plan and the Award Agreement shall be construed to conform to the requirements of Code section 409A for the deferral (until payment) of the inclusion of the compensation in gross income.

PARKWAY PROPERTIES, INC. 188 EAST CAPITOL STREET, SUITE 1000 JACKSON, MS 39201

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M22859-P92207	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PARKWAY PROPERTIES, INC.			For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends that you vote FOR all the nominees listed and FOR Proposals 2 and 3.
1.	Election of Directors Nominees:
	01) Charles T. Cannada 02) Laurie L. Dotter 03) Daniel P. Friedman 04) Michael J. Lipsey 05) Brenda J. Mixson	06) Steven G. Rogers 07) Leland R. Speed 08) Troy A. Stovall 09) Lenore M. Sullivan

		For	Against	Abstain

2.	To ratify the adoption of the Parkway Properties, Inc. 2010 Omnibus Equity Incentive Plan.	☐	☐	☐

3.	To consider and ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M22860-P92207

PARKWAY PROPERTIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 13, 2010
The stockholder(s) hereby appoint(s) Steven G. Rogers and Mandy M. Pope, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Parkway Properties, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m. Central Time on May 13, 2010, at the Morgan Keegan Tower in Memphis, Tennessee, and any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE